Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

FORBES & MANHATTAN RESOURCES INC.,

PAPAYA GROWTH OPPORTUNITY CORP. I

and

F&M MERGER SUB 1 INC.

dated as of April 21, 2025

i

TABLE OF CONTENTS CONTINUED

ii

TABLE OF CONTENTS CONTINUED

iii

BUSINESS COMBINATION AGREEMENT

BUSINESS COMBINATION AGREEMENT dated as of April 21, 2025 (this “Agreement”), made and entered into by and among Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Papaya Growth Opportunity Corp. I, a Delaware corporation formed as a special purpose acquisition company (“SPAC”), and F&M Merger Sub 1 Inc., a Delaware corporation (“Merger Sub”).

RECITALS

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, the Company desires to enter into this Agreement and consummate the Transactions for the purposes of, among other things, becoming the publicly traded holding company for the Surviving Corporation, enhancing its market valuation and cash balance and positioning it with public investors with attractive, sustainable and scalable cash flow generation;

WHEREAS, Merger Sub is a newly formed Delaware corporation that was formed as a wholly-owned subsidiary of the Company for the purpose of effectuating the Merger;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Act, Merger Sub will merge with and into SPAC (the “Merger”), the separate existence of Merger Sub will cease and SPAC will be the surviving corporation of the Merger and a direct subsidiary of the Company (as such surviving corporation, the “Surviving Corporation”);

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company and the Key Company Shareholder have entered into a voting and support agreement (the “Shareholder Support Agreement”) pursuant to which, among other things, the Key Company Shareholder will not transfer and will vote its Company Shares in favor of the Company Shareholder Resolution and the Company Shareholder Approval;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, SPAC and certain shareholders of SPAC, including Papaya Growth Opportunity I Sponsor, LLC (“Sponsor”) have entered into a Sponsor Support and Exchange Agreement (the “Sponsor Support and Exchange Agreement”) pursuant to which, among other things, Sponsor (a) will not transfer and will, at the SPAC Shareholder Meeting, vote its SPAC Shares or any additional SPAC Shares it acquires prior to the SPAC Shareholder Meeting in favor of this Agreement, the Merger and the other Transactions and each of the Transaction Proposals, (b) will not redeem any SPAC Shares in connection with the Merger, (c) waives any anti-dilution rights under the SPAC Charter and (d) will be granted certain exchange rights with respect to the exchange of its SPAC Class B Shares into Public Company Shares;

WHEREAS, concurrently with the execution and delivery of this Agreement, Sponsor or Affiliates thereof shall invest, or cause to be invested, $8,000,000 in the Company against the delivery, by the Company to Sponsor or Affiliates thereof, of a Convertible Note (the “Convertible Note”) and, within forty-five (45) days after the date hereof, Sponsor or Affiliates thereof shall invest, or cause to be invested, an additional $2,000,000 in the Company pursuant to the Convertible Note;

WHEREAS, concurrently with the Closing, the Company and certain holders of Company Shares and certain holders of SPAC Shares shall enter into a lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”) pursuant to which, among other things, such shareholders will not sell, for the period set forth in the Lock-Up Agreement, the Public Company Shares that they will receive in connection with the Transactions;

WHEREAS, concurrently with the Closing, the Company, certain holders of Company Shares and certain holders of SPAC Shares shall enter into an amended and restated registration rights agreement in customary form and substance attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agrees to provide such shareholders with certain rights relating to the registration for resale of the Public Company Shares that such holders receive at Closing;

WHEREAS, at the Closing, the Company, SPAC and the warrant agent thereunder shall enter into an assignment, assumption and amendment agreement in the form to be mutually agreed by the Company and SPAC (the “Warrant Assignment Agreement”) pursuant to which, among other things, (a) SPAC will assign to the Company, and the Company will assume from SPAC, all of SPAC’s rights, interests and obligations in and under the SPAC Warrant Agreement, and (b) the SPAC Warrant Agreement will be amended to cause each SPAC Warrant to represent the right to acquire, following the Closing, a number of Public Company Shares equal to the Exchange Ratio, on the terms and subject to the conditions set forth therein; and

WHEREAS, each of the board of directors of SPAC (the “SPAC Board”), the board of directors of the Company (the “Company Board”) and the board of directors of Merger Sub (the “Merger Sub Board”) has (a) determined that it is fair to, advisable for and in the best interests of SPAC, the Merger Sub, the Company and their respective security holders, as applicable, to enter into this Agreement and to consummate the Merger and the other Transactions, (b) approved the execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the Merger (in the case of SPAC and Merger Sub) and the other Transactions and (c) determined to recommend to their respective security holders the approval and adoption of this Agreement, the Merger (in the case of SPAC and Merger Sub) and the other Transactions.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, the Company and Merger Sub agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

1.1	Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction.

“Act” means the General Corporation Law of the State of Delaware.

“Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation by or before any Governmental Authority.

“Additional SEC Reports” has the meaning set forth in Section 6.4.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble to this Agreement. “Aggregate Contingent Consideration” means an aggregate number of Public Company Shares issuable pursuant to Section 2.9, determined based on the Closing Fuel Oil Price, as set forth on the below table:

Closing Fuel Oil Price (in Brazilian Reais)	Aggregate Contingent Consideration (in Public Company Shares)
$2,935.35 or higher	5,176,471
Between $2,935.34 and $2,847.28	5,790,503
Between $2,847.27 and $2,759.22	6,404,536
Between $2,759.21 and $2,671.16	7,018,568
Between $2,671.15 and $2,583.10	7,632,600
Between $2,583.09 and $2,495.04	8,246,632
$2,495.03 or less	8,860,665

“Alternative Transaction” means (a) as to the Company, a transaction (other than the Transactions) concerning the sale or transfer of (i) all or any material part of the business or assets of the F&M Companies, taken as a whole, or (ii) 15% or more of the Company Shares or other equity interests or profit interests (including any phantom or synthetic equity) of any F&M Company, taken as a whole, whether newly issued or already outstanding, in any case, whether such transaction takes the form of a sale or issuance of shares or other equity interests, assets, merger consolidation, issuance of debt securities or convertible securities, warrants, management Contract, joint venture or partnership, or otherwise, and (b) as to SPAC, a transaction (other than the Transactions) involving the sale or transfer of SPAC Shares, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, business combination, issuance of debt securities or convertible securities, warrants, management Contract, joint venture or partnership, or otherwise.

“Ancillary Agreements” means, collectively, (a) the Shareholder Support Agreement, (b) the Sponsor Support and Exchange Agreement, (c) the Lock-Up Agreement, (d) the Registration Rights Agreement and (e) the Warrant Assignment Agreement.

“Anti-Bribery Laws” means any applicable Laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act and any similar Law that prohibits bribery or corruption.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.25.

“Assumed Warrant” has the meaning set forth in Section 2.3(b)(v).

“Business” means the business of the Company and the F&M Companies, as currently conducted.

“Board Change” has the meaning set forth in Section 2.5(b).

“Business Combination” has the meaning set forth in the SPAC Charter.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by Law to close.

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Fuel Oil Price” means, as of the Closing Date, the most recently published price per cubic meter of B1 fuel oil, expressed in Brazilian Reais (Preços de Óleo Combustível B1 sem tributos, à vista, por vigência (R$/m³)), under “LPA” sale modality, as an average of both “Araucária” and “Paulínia” locations, as published on https://precos.petrobras.com.br/ under “Tabelas de Preços – OCs”.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Benefit Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, that is or has been maintained, contributed to or required to be contributed to by any F&M Company for the benefit of any current or former  employee, director or officer of such entity, other than any employment Contract or compensatory agreement with a current or former employee, director or officer which is not maintained for the benefit of any group or class of employees.

“Company Board” has the meaning set forth in the Recitals to this Agreement.

“Company Cure Period” has the meaning set forth in Section 9.1(e).

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Equityholder” means each Company Shareholder and each holder of Company RSUs.

“Company Equity Value” means a dollar amount determined based on the Closing Fuel Oil Price as set forth on the below table:

Closing Fuel Oil Price (in Brazilian Reais)	Company Equity Value
$2,935.35 or higher	$155,000,000
Between $2,935.34 and $2,847.28	$147,950,000
Between $2,847.27 and $2,759.22	$140,900,000
Between $2,759.21 and $2,671.16	$133,850,000
Between $2,671.15 and $2,583.10	$126,800,000
Between $2,583.09 and $2,495.04	$119,750,000
$2,495.03 or less	$112,700,000

“Company Exclusively Licensed IP” has the meaning set forth in Section 7.2(a)(i).

“Company Governing Documents” means the Certificate of Incorporation of the Company, dated as of February 24, 2014.

“Company Information Systems” has the meaning set forth in Section 3.8(n).

“Company Intellectual Property” means, collectively, all Owned Intellectual Property and Licensed Intellectual Property.

“Company Interests” means all of the issued and outstanding equity interests of the Company.

“Company Interim Financing” means any equity or debt financing arrangement (including, for the avoidance of doubt, the issuance or sale by the Company of preferred shares, warrants or convertible notes) entered into by the Company between the date of this Agreement and the date of SPAC’s initial filing of the Form F-4 with the SEC pursuant to Section 7.2(a)(i).

“Company Interim Financing Agreement” means each Contract that the Company may enter into between the date of this Agreement and the date of SPAC’s initial filing of the Form F-4 with the SEC pursuant to Section 7.2(a)(i), in connection with the Company Interim Financing.

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets and liabilities, results of operations or financial condition of the F&M Companies, taken as a whole, or (b) the ability of the Company or Merger Sub to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect: (i) any enactment of, or change or proposed change in, any applicable Law or accounting rule or any interpretation, enforcement or implementation thereof following the date of this Agreement, (ii) any change in interest rates or economic, political, business or financial market conditions generally, (iii) the taking of any action expressly required to be taken under this Agreement or any Ancillary Agreement, (iv) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic, pandemic, disease or outbreak, acts of nature or change in climate, (v) any act of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, curfews, public disorder, riot, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions, (vi) any Event generally applicable to the industries or markets in which the F&M Companies operate, (vii) any action taken by, or at the express written request of an authorized officer of or with the written approval or consent of SPAC (other than actions contemplated by this Agreement or any Ancillary Agreement), (viii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets) or (ix) the announcement, pendency or completion of the Transactions; provided that, in the case of each of clauses (i), (ii), (iv), (vi) and (viii), any such Event that disproportionately affects the F&M Companies, taken as a whole, relative to other participants in the industries or geographical areas in which the F&M Companies operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Owned IP” has the meaning set forth in Section 3.8(a).

“Company RSU” means a restricted stock unit representing the right to receive a Company Share.

“Company Share Implied Price” means the dollar amount equal to the quotient of (a) the Company Equity Value divided by (b) the Fully-Diluted Company Shares.

“Company Share Implied Price Spreadsheet” has the meaning set forth in Section 2.1(c).

“Company Shareholder” means each holder of Company Shares as of immediately prior to the Closing.

“Company Shareholder Approval” has the meaning set forth in Section 7.2(c)(iii).

“Company Shareholder Resolution” has the meaning set forth in Section 7.2(c)(i).

“Company Shares” means the common shares of the Company.

“Company Transaction Expenses” means all documented out-of-pocket fees and expenses payable by the Company, any other F&M Company or Merger Sub as a result of or in connection with the negotiation, documentation and execution of this Agreement and the Ancillary Agreements and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any F&M Company at or after the Closing pursuant to any agreement to which any F&M Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions; and (c) fifty percent (50%) of any and all filing fees relating to any Governmental Authority, including the SEC and other regulatory authorities, in connection with the Transactions, including the filing fees paid or payable under the HSR Act, if any.

“Company Transaction Expenses Certificate” has the meaning set forth in Section 2.1(a).

“Confidential Information” means any non-public information of or concerning the F&M Companies or any of their respective businesses, including business plans, financial data, customer and client lists, customer and client information (including names, addresses and contact information and including prospective customers and prospective clients), marketing plans, technology, products, services, solutions, offerings, platforms, Proprietary Information and Intellectual Property, whether existing or being developed.

“Contract” means any contract, subcontract, agreement, arrangement, understanding, commitment, instrument, undertaking, indenture, lease, mortgage and purchase order, whether written or oral.

“Convertible Note” has the meaning set forth in the Recitals to this Agreement. “Copyrights” means all rights in copyrights, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, Software, and all derivative works, translations, adaptations and combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all termination rights, moral rights, author rights and all other rights associated therewith.

“Delaware Secretary of State” means the Secretary of State of the State of Delaware.

“D&O Indemnified Parties” has the meaning set forth in Section 5.2(b).

“D&O Tail Insurance” has the meaning set forth in Section 5.2(b).

“Databases” means all compilations of data, the selection and arrangement of that data, and all related documentation, including documentation regarding the procedures used in connection with the selection, collection, arrangement, processing and distribution of data contained therein to the extent they exist, together with documentation regarding the attributes of the data contained therein or the relationships among such data and documentation regarding data structures and formats, and file structures and formats, whether registered or unregistered, and any registrations or applications for registration therefor.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the SPAC Disclosure Letter.

“Enforceability Exceptions” has the meaning set forth in Section 3.2.

“Environmental Laws” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Permits” means the Permits required for conducting the current business (including any business to be conducted before closing of this Agreement) of the F&M Companies under applicable Environmental Laws.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with a company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Ratio” means the ratio obtained by dividing (a) the SPAC Share Implied Price by (b) the Company Share Implied Price.

“Excise Taxes” means any and all Taxes in respect of any taxable year or period (or portion thereof) ending on or before the Closing Date imposed on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded United States corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”) by the Inflation Reduction Act of 2022, as modified by the rules and regulations promulgated by the U.S. Department of the Treasury.

“Export Laws” means (a) all Laws imposing trade sanctions on any Person, including, all Laws administered by OFAC, all sanctions Laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union, and all anti-boycott Laws administered by the U.S. Department of State or the Department of Treasury, and (b) all Laws relating to the import, export, re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State.

“F&M Companies” means the Company and its direct and indirect Subsidiaries (other than Merger Sub), all of which are identified as such on Section 1.1 of the Company Disclosure Letter.

“Financial Statements” has the meaning set forth in Section 3.6(a).

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977.

“Fully-Diluted Company Shares” means the sum, without duplication, of (a) the total number of issued and outstanding Company Shares as of immediately prior to the Merger Effective Time, plus (b) the aggregate number of Company Shares subject to Company RSUs that have vested based on completion of service immediately prior to the Merger Effective Time.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means, as applicable with respect to any entity, (a) the memorandum and articles of association of a company or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement, operating agreement and the certificate of organization of a limited liability company, (e) the trust agreement and any documents that govern the formation of a trust, (f) any charter, constitution, memorandum and articles of association or similar document adopted or filed in connection with the creation, formation, incorporation or organization of an entity or (g) any shareholders agreement, investor rights agreement or other similar agreement, in each case as amended to date.

“Governmental Authority” means any federal, state, provincial, municipal, local, international or foreign government or political subdivision thereof, any agency or instrumentality of such government or political subdivision, any self-regulated organization or other non- governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law) or any governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, award rule or consent, in each case, entered by or with any Governmental Authority.

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic”, a “pollutant” or a “contaminant” pursuant to any applicable Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by- products or other hydrocarbons).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IFRS” means International Financial Reporting Standards as incorporated in the Chartered Professional Accountants of Canada Handbook, at the relevant time applied on a consistent basis.

“Indebtedness” means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (f) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (g) all obligations described in clauses (a) through (f) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any Trade Secrets, Trademark, Patent, Copyright, Domain Names and social media accounts, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Interim Financial Statements” has the meaning set forth in Section 3.6(a).

“Interim Period” has the meaning set forth in Section 5.1(a).

“IPO” has the meaning set forth in Section 4.15(b).

“Investment Company Act” means the United States Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means, collectively, the hardware, Software, data, Databases, data communication lines, network and telecommunications equipment, platforms, servers, peripherals, computer systems, and other information technology equipment, facilities, infrastructure and documentation used, owned, leased or licensed by any F&M Company and used in their business as currently conducted.

“JOBS Act” means Jumpstart Our Business Startups Act of 2012.

“Key Company Shareholder” means Forbes & Manhattan Limited, an Ontario corporation.

“Knowledge” means (a) with respect to the Company, the knowledge of Stan Bharti and Peter Tagliamonte (b) with respect to SPAC, the knowledge of Clay Whitehead, including, in each case of clauses (a) and (b), such knowledge any such individual would have acquired in the exercise of a reasonable inquiry of his or her direct reports.

“Law” means any federal, state, provincial, local or international statute, law, ordinance, code, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity.

“Leased Real Property” means all real property leased, licensed, subleased, sublicensed or otherwise used or occupied by the F&M Companies or which any F&M Company otherwise has a right to use.

“Licensed Intellectual Property” means the Intellectual Property licensed or made available by another Person to the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-Up Agreement” has the meaning set forth in the Recitals to this Agreement.

“Material Contract” has the meaning set forth in Section 3.7(a).

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Effective Time” has the meaning set forth in Section 2.2(c).

“Merger Filing Documents” has the meaning set forth in Section 2.2(c).

“Merger Sub” has the meaning set forth in the Recitals to this Agreement.

“Merger Sub Board” has the meaning set forth in the Recitals to this Agreement.

“Merger Sub Shareholder Approval” has the meaning set forth in Section 7.2(b)(iii).

“Multiemployer Plan” has the meaning set forth in Section 3.21(c).

“Nasdaq” means the Nasdaq Stock Market.

“NDA” means the section entitled “Non-Disclosure” of the Non-Binding Indicative Letter of Intent dated as of January 31, 2025 between SPAC and the Company, which section is binding on and enforceable by the parties thereto.

“OBCA” means the Business Corporations Act (Ontario).

“OFAC” means the U.S. Office of Foreign Assets Control.

“Open Source Software” means all Software that is distributed as “free software”, “open source software”, “shareware” or under a similar licensing or distribution model, including Software licensed, provided or distributed under any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Foundation (as promulgated by the Free Software Foundation) or any Software that contains or is derived from any such Software.

“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

“OTC Markets” means OTC Markets Group.

“Outside Date” has the meaning set forth in Section 9.1(e).

“Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the F&M Companies.

“Patents” means all (a) U.S. and foreign patents (including certificates of invention and other patent equivalents), utility models, design patents, industrial designs and applications for any of the foregoing, including provisional applications, and all patents of addition, improvement patents, continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, confirmations, substitutions and extensions thereof or related thereto, and all applications or counterparts in any jurisdiction pertaining to any of the foregoing, including applications filed pursuant to any international patent law treaty, (b) inventions, discoveries, improvements, idea submissions and invention disclosures and (c) other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventors’ certificates, petty patents and innovation patents), together with all worldwide rights and priorities afforded under any Law with respect to any of the foregoing.

“PCAOB” means the United States Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permit” means any consent, franchise, approval, registration, variance, license, permit, grant, certificate, registration, order or other authorization or approval of a Governmental Authority or pursuant to any applicable Law, required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business, and all pending applications for any of the foregoing.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in the applicable policy of title insurance; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices (i) for amounts that are not delinquent or material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (ii) that do not result from a breach, default or violation by the Company of any Contract or Law; and (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with IFRS).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means (a) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or his, her or its device, including name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, government-issued ID number, customer or account number, health information, financial information, credit report information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information; and (b) all other data or information that is otherwise protected by any Privacy Laws or otherwise considered personally identifiable information or personal data under applicable Law.

“Privacy Laws” means all applicable Laws concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Information, including incident reporting and security incident notifying requirements.

“Privacy Policy” has the meaning set forth in Section 3.8(k).

“Process” or “Processing” means, with respect to data, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, protection, security, erasure or destruction of such data.

“Proprietary Information” means all rights under applicable Laws in and to trade secrets, confidential information, proprietary information, designs, formulas, algorithms, procedures, methods, techniques, discoveries, developments, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, recordings, graphs, drawings, reports, analyses, documented and undocumented information, information and materials not generally known to the public, protocols, schematics, compositions, sketches, photographs, websites, content, images, graphics, text, artwork, audiovisual works, build instructions, Software, Databases, pricing, customer and user lists, market studies, business plans, systems, structures, architectures, devices, concepts, methods and information, together with any and all notes, analysis, compilations, lab reports, notebooks, invention disclosures, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing, including all copies and tangible embodiments of any of the foregoing in whatever form or medium.

“Proxy/Registration Statement” has the meaning set forth in Section 7.2(a)(i).

“Public Company Shares” means the Company Shares listed on Nasdaq as of the Closing Date.

“Public Shareholders” has the meaning set forth in Section 10.1(a).

“Real Property Agreement” has the meaning set forth in Section 3.10(a).

“Redeeming SPAC Shares” means SPAC Class A Shares in respect of which the eligible (as determined in accordance with the SPAC Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Share Redemption right.

“Registered Company Owned IP” has the meaning set forth in Section 3.8(b).

“Registered IP” means all Intellectual Property that is registered, filed, certified, applied for, perfected, recorded, renewed or issued under the authority of, with or by any Governmental Authority, domain name registrar or other public or quasi-public legal authority anywhere in the world.

“Registration Rights Agreement” has the meaning set forth in the Recitals to this Agreement.

“Regulatory Approvals” has the meaning set forth in Section 7.1(a).

“Related Party” has the meaning set forth in Section 3.19(a).

“Released Claims” has the meaning set forth in Section 10.1(b).

“Representatives” of a Person means, collectively, the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates.

“Sanctions” means any sanctions administered or enforced by OFAC, the United Nations Security Council or other relevant sanctions authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Shareholder Litigation” has the meaning set forth in Section 7.5.

“Shareholder Support Agreement” has the meaning set forth in the Recitals to this Agreement.

“Software” means all (a) computer software, programs, applications, scripts, middleware, firmware, interfaces, tools, operating systems, software code of any nature (including object code, source code, interpreted code, data files, rules, definitions and methodology derived from the foregoing) and any derivations, updates, enhancements and customization of any of the foregoing, together with all related processes, technical data, algorithms, APIs, subroutines, operating procedures, report formats, development tools, templates and user interfaces, (b) electronic data, Databases and data collections, and (c) documentation, including user manuals, technical manuals, programming comments, descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, and training materials related to any of the foregoing.

“SPAC” has the meaning set forth in the Preamble to this Agreement.

“SPAC Board” has the meaning set forth in the Recitals to this Agreement.

“SPAC Charter” means the Second Amended and Restated Certificate of Incorporation of SPAC, as filed with the Delaware Secretary of State on January 13, 2022, as amended.

“SPAC Class A Shares” means the shares of Class A Common Stock, par value $0.0001 per share, of SPAC.

“SPAC Class B Shares” means the shares of Class B Common Stock, par value $0.0001 per share, of SPAC.

“SPAC Cure Period” has the meaning set forth in Section 9.1(f).

“SPAC D&O Indemnified Parties” has the meaning set forth in Section 5.2(a).

“SPAC Disclosure Letter” has the meaning set forth in Article IV.

“SPAC Financial Statements” has the meaning set forth in Section 4.5(a).

“SPAC Governing Documents” means the governing documents of SPAC, including SPAC Charter.

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets and liabilities, results of operations or financial condition of SPAC or (b) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a SPAC Material Adverse Effect: (i) any enactment of, or change or proposed change in, any applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (ii) any change in interest rates or economic, political, business or financial market conditions generally, (iii) the taking of any action expressly required to be taken under this Agreement or any Ancillary Agreement, (iv) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic, pandemic, disease or outbreak, acts of nature or change in climate, (v) any act of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, riot, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions, (vi) any action taken by or at the express written request of an authorized officer of, or with the written approval or consent of the Company (except with respect to the matters requiring consent set forth in Section 6.3, unless otherwise agreed by the Company to be subject to this exception (vi)) (other than actions contemplated by this Agreement or any Ancillary Agreement), (vii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets) or (viii) any Event generally applicable to blank check companies or the market in which blank check companies operate; provided that, in the case of each of clauses (i), (ii), (iv), (v), (vii) and (viii), any such Event that disproportionately affects SPAC relative to other participants in the industries in which SPAC operates shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect.

“SPAC Preferred Shares” has the meaning set forth in Section 4.4(a).

“SPAC Private Placement Warrants” means the non-redeemable warrants, each exercisable for one SPAC Class A Share at an exercise price of $11.50 per share, that were issued in a private placement simultaneously with the IPO.

“SPAC Public Warrants” means the warrants, each exercisable for one SPAC Class A Share at an exercise price of $11.50 per share, that are included in the SPAC Units sold as part of the IPO.

“SPAC SEC Filings” has the meaning set forth in Section 4.14.

“SPAC Share Implied Price” means $10.00.

“SPAC Share Redemption Amount” means the aggregate amount payable from the Trust Account with respect to all SPAC Share Redemptions.

“SPAC Share Redemption” means the election of an eligible (as determined in accordance with the SPAC Governing Documents) holder of SPAC Class A Shares to redeem all or a portion of the SPAC Class A Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (as determined in accordance with the SPAC Governing Documents) in connection with the Transaction Proposals.

“SPAC Shareholder” means any holder of SPAC Shares.

“SPAC Shareholder Meeting” has the meaning set forth in Section 7.2(a)(i).

“SPAC Shareholders’ Approval” means the approval of the Transaction Proposals, in each case, by an affirmative vote of the holders of at least a majority of SPAC Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the SPAC Governing Documents) at a SPAC Shareholder Meeting duly called by the SPAC Board and held for such purpose.

“SPAC Shares” means SPAC Class A Shares and SPAC Class B Shares.

“SPAC Transaction Expenses” means all documented out-of-pocket fees and expenses paid or payable by SPAC or Sponsor as a result of or in connection with the negotiation, documentation and execution of this Agreement and the Ancillary Agreements and the consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers; (b) Excise Taxes due and payable by SPAC up to the Closing Date, and (c) fifty percent (50%) of any and all filing fees relating to any Governmental Authority, including the SEC and other regulatory authorities, in connection with the Transactions, including the filing fees paid or payable under the HSR Act, if any.

“SPAC Transaction Expenses Certificate” has the meaning set forth in Section 2.1(b).

“SPAC Units” means units of SPAC, each of which represents one SPAC Class A Share and one-half of a SPAC Public Warrant.

“SPAC Warrant Agreement” means that certain Warrant Agreement dated January 13, 2022, by and between SPAC and Continental Stock Transfer & Trust Company, as the warrant agent.

“SPAC Warrants” means, collectively, the SPAC Private Placement Warrant and the SPAC Public Warrants.

“Sponsor” has the meaning set forth in the Recitals to this Agreement.

“Sponsor Support and Exchange Agreement” has the meaning set forth in the Recitals to this Agreement.

“Subsidiary” means, with respect to a Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person, directly or indirectly, (a) owns or controls fifty percent (50%) or more of the outstanding voting securities, profits interest or capital interest, (b) is entitled to elect at least a majority of the board of directors or similar governing body or (c) in the case of a limited partnership, limited liability company or similar entity, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Surviving Corporation” has the meaning set forth in the Recitals to this Agreement.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Terminating Company Breach” has the meaning set forth in Section 9.1(e).

“Terminating SPAC Breach” has the meaning set forth in Section 9.1(f).

“Title IV Plan” has the meaning set forth in Section 3.21(c).

“Trademarks” means all trademarks, service marks, trade names, business names, corporate names, trade dress, look and feel, product and service names, logos, brand names, slogans, 800 numbers, Internet domain names, URLs, social media usernames, handles, hashtags and account names, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications and registrations therefor, and all goodwill associated with any of the foregoing or the business connected with the use of and symbolized by the foregoing.

“Trade Secrets” means all discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing).

“Transaction Proposals” has the meaning set forth in Section 7.2(a)(i).

“Transactions” means, collectively, the Merger and each of the other transactions contemplated by this Agreement or any of the Ancillary Agreements.

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions.

“Trust Account” has the meaning set forth in Section 10.1(a).

“Trust Agreement” has the meaning set forth in Section 4.15(a).

“Trustee” has the meaning set forth in Section 4.15(a).

“Warrant Assignment Agreement” has the meaning set forth in the Recitals.

1.2            Construction. Unless the context of this Agreement otherwise requires or unless otherwise specified, the following rules of construction shall apply to this Agreement:

(a)           Words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable.

(b)           Words using the singular or plural number also include the plural or singular number, respectively.

(c)            The terms “hereof”, “herein”, “hereby”, “herewith”, “hereto” and derivative or similar words refer to this entire Agreement; the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement.

(d)            The words “including” and “includes” shall be deemed to be followed by the words “without limitation”; and the word “or” shall be deemed to read “and/or”.

(e)            References to any Law or statute shall refer to such Law or statute as amended and shall include all rules and regulations promulgated thereunder.

(f)            References to any contract or agreement shall refer to such contract or agreement as amended to date.

(g)           References to “$,” “US$,” “USD” or “dollars” are to the lawful currency of the United States of America.

(h)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(i)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS, as applicable.

(j)            References to SPAC with respect to periods following the Merger Effective Time shall be construed to mean the Surviving Corporation and vice versa.

ARTICLE II

TRANSACTIONS; CLOSING

2.1            Pre-Closing Actions. The following transactions shall be effected prior to the Closing Date:

(a)            No later than three (3) Business Days prior to the Closing Date, the Company shall provide to SPAC a written report setting forth a list of all of the Company Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “Company Transaction Expenses Certificate”).

(b)            As soon as reasonably practicable (but in any event no later than three (3) Business Days) prior to the Closing Date, SPAC shall deliver to the Company written report setting forth (i) the aggregate amount of cash that will be required to satisfy the exercise of the SPAC Share Redemption; and (ii) a list of all of the SPAC Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “SPAC Transaction Expenses Certificate”).

(c)            Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to SPAC a spreadsheet (the “Company Share Implied Price Spreadsheet”) setting forth the calculation of the (i) Closing Fuel Oil Price, (ii) Fully-Diluted Company Shares, (iii) Company Share Implied Price and (iv) Exchange Ratio, in each case, in accordance with the terms of this Agreement. As promptly as practicable following the Company’s delivery of the Company Share Implied Price Spreadsheet, the parties hereto shall work together in good faith to finalize and mutually agree on the Company Share Implied Price Spreadsheet in accordance with this Agreement.

(d)           At least five (5) Business Days prior to the Merger Effective Time, Sponsor shall cause all of its SPAC Class A Shares to be converted into an equal number of SPAC Class B Shares (the “Sponsor Class A Conversion”).

2.2	The Merger.

(a)            Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Act, effective at the Merger Effective Time, Merger Sub shall be merged with and into SPAC; the separate corporate existence of Merger Sub shall cease; and SPAC, as the Surviving Corporation, shall thereafter continue its corporate existence as a subsidiary of the Company.

(b)            From and after the Merger Effective Time, the effect of the Merger shall be as provided in accordance with the applicable provisions of this Agreement and the Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements, powers, franchises, debts, liabilities, duties and obligations of SPAC and Merger Sub shall become the property, rights, privileges, agreements, powers, franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub set forth in this Agreement to be performed after the Merger Effective Time.

(c)            At the Closing, the Company, on behalf of Merger Sub, and SPAC shall cause a plan of merger in respect of the Merger (in form and substance reasonably acceptable to both the Company and SPAC) and such other documents as may be required in accordance with the applicable provisions of the Act or by any other applicable Law to make the Merger effective (collectively, the “Merger Filing Documents”), to be executed and duly submitted for filing with the Delaware Secretary of State. The Merger shall become effective (the “Merger Effective Time”) at the time specified in the certificate of merger issued by the Delaware Secretary of State.

2.3	Conversion of Securities.

(a)            At the Merger Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of securities of Merger Sub, each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Merger Effective Time shall automatically be converted into one (1) share of Class A common stock of the Surviving Corporation.

(b)            The Merger shall result in the following with respect to the SPAC Units, the SPAC Shares and the SPAC Warrants:

(i)            At the Merger Effective Time, each SPAC Unit that is outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Share and one-half of a SPAC Public Warrant, which underlying securities of SPAC shall be adjusted in accordance with the applicable terms of this Section 2.3(b).

(ii)            At the Merger Effective Time and immediately following the separation of each SPAC Unit in accordance with Section 2.3(b)(i), by virtue of the Merger and conditioned on the consummation of the Merger and without any action on the part of any party hereto or the holders of SPAC Class A Shares, each SPAC Class A Share that is issued and outstanding immediately prior to the Merger Effective Time (other than the Redeeming SPAC Shares, if any) shall automatically be cancelled and cease to exist in exchange for the right to receive a number of newly issued Public Company Shares equal to the Exchange Ratio. As of the Merger Effective Time, each SPAC Shareholder (other than the holders of the SPAC Class B Shares and Redeeming SPAC Shares, if any) shall cease to have any other rights in and to SPAC.

(iii)          At the Merger Effective Time and immediately following the separation of each SPAC Unit in accordance with Section 2.3(b)(i), by virtue of the Merger and conditioned on the consummation of the Merger and without any action on the part of any party hereto or the holders of SPAC Class B Shares, all outstanding SPAC Class B Shares that are issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding as shares of Class B common stock of the Surviving Corporation.

(iv)          Notwithstanding anything to the contrary expressed or implied in Section 2.3(b)(iv) or any other provision of this Agreement, at the Merger Effective Time, if there are any SPAC Shares that are owned by SPAC as treasury shares or any SPAC Shares owned by any direct or indirect Subsidiary of SPAC immediately prior to the Merger Effective Time, such SPAC Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(v)            At the Merger Effective Time and immediately following the separation of each SPAC Unit in accordance with Section 2.3(b)(i), by virtue of the Merger and without any action on the part of any holder of a SPAC Warrant, every SPAC Warrant issued and outstanding immediately prior to the Merger Effective Time shall, pursuant to and in accordance with the SPAC Warrant Agreement and the Warrant Assignment Agreement, automatically and irrevocably be assumed by the Company and automatically converted into a warrant to acquire Public Company Shares (each, an “Assumed Warrant”). The Company shall assume each such Assumed Warrant in accordance with its terms and, following the Merger Effective Time, each Assumed Warrant shall continue to be governed by the same terms and conditions as were applicable to the applicable SPAC Warrants immediately prior to the Merger Effective Time, except that (i) the number of Public Company Shares subject to each such Assumed Warrant shall be equal to the product (rounded to the nearest whole number) of (A) the number of SPAC Class A Shares subject to such SPAC Warrant immediately prior to the Merger Effective Time multiplied by (B) the Exchange Ratio, and (ii) the exercise price per Public Company Share shall be equal to the quotient of (A) the exercise price per SPAC Class A Share immediately prior to the Merger Effective Time divided by (B) the Exchange Ratio (with any resulting fractional cent rounded up to the nearest whole cent). Each Assumed Warrant shall have and be subject to the terms and conditions set forth in the Warrant Assignment Agreement.

2.4	Organizational Documents.

(a)            At the Merger Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit C hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable Law, and (ii) the bylaws of the Surviving Corporation shall be amended to read in its entirety as the bylaws of Merger Sub (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation as set forth in the certificate of incorporation of the Surviving Corporation) and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, and applicable Law.

(b)            At the Merger Effective Time, (i) the Company Governing Documents shall be amended and restated to read in the form to be mutually agreed by the Company and SPAC and, as so amended and restated, shall be the certificate of incorporation of the Company until thereafter amended in accordance with the terms thereof and applicable Law, and (ii) the bylaws of the Company shall be amended to read in its entirety to read in the form to be mutually agreed by the Company and SPAC and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Company, and applicable Law.

2.5	Directors and Officers.

(a)            From and after the Merger Effective Time, the officers and the board of directors of the Surviving Corporation shall be appointed by the Company in accordance with applicable Law and the Governing Documents of the Surviving Corporation.

(b)            At the Merger Effective Time, (i) the officers of the Company shall be as appointed by the Company, and (ii) the board of directors of the Company shall be reduced to five (5) directors, comprised of the directors appointed by the Company (at least one (1) of whom shall be designated by Sponsor) (the “Board Change”).

2.6	Exchange of Certificates.

(a)            If any certificate for securities of SPAC to be issued is in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Company or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of the Company in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the Company or any agent designated by it that such Tax has been paid or is not payable.

(b)           Notwithstanding anything to the contrary expressed or implied in this Section 2.2, none of SPAC, the Company, Merger Sub or the Surviving Corporation shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(c)            No fractional Public Company Shares, or certificates or scrip representing fractional Public Company Shares, will be issued upon the conversion of any SPAC securities pursuant to the Merger.

(d)           All Public Company Shares issued in exchange for SPAC equity securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such SPAC equity securities.

(e)            In the event any certificates of SPAC equity securities shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such number of Public Company Shares otherwise issuable in exchange therefor pursuant to this Section 2.2; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificates alleged to have been lost, stolen or destroyed.

2.7            Closing. In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger and the other Transactions to occur or become effective in connection therewith (including all Transactions contemplated to occur or become effective at the Closing, the “Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 2.8 on the date which is three (3) Business Days after the first date on which all conditions set forth in Article VIII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or at such other time and place or in such other manner as shall be agreed upon by SPAC and the Company in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

2.8	Closing Deliverables.

(a)           At the Closing, the Company will deliver or cause to be delivered to SPAC:

(i)            a certificate, dated as of the Closing Date and signed by an officer of the Company, certifying that the conditions specified in Section 8.2(a) and Section 8.2(b) have been fulfilled;

(ii)           a copy of the executed Warrant Assignment Agreement, duly executed by the Company;

(iii)          a copy of the executed Lock-Up Agreement, duly executed by the holders thereunder and Company; and

(iv)          a copy of the executed Registration Rights Agreement, duly executed by certain holders of the Company Shares and the Company.

(b)           At the Closing, SPAC will deliver or cause to be delivered to the Company:

(i)            a certificate, dated as of the Closing Date and signed by an officer of SPAC, certifying that the conditions specified in Section 8.3(a) and Section 8.3(b) have been fulfilled;

(ii)           copies of the written resignations of all the directors and officers of SPAC prior to the Merger, duly executed by such directors and officers and effective as of the Merger Effective Time;

(iii)          a copy of the executed Warrant Assignment Agreement;

(iv)          a copy of the executed Lock-Up Agreement, duly executed by the holders of the SPAC Shares thereunder; and

(v)           a copy of the executed Registration Rights Agreement, duly executed by the applicable holders of the SPAC Shares.

(c)            At the Closing, the Company shall pay, or cause to be paid, by wire transfer of immediately available funds, (i) all accrued and unpaid Company Transaction Expenses as set forth on the Company Transaction Expenses Certificate and (ii) up to $5,000,000 of all accrued and unpaid SPAC Transaction Expenses as set forth on the SPAC Transaction Expenses Certificate (the “SPAC Transaction Expenses Cap”); provided that any such SPAC Transaction Expenses in excess of the SPAC Transaction Expenses Cap may, at the Company’s discretion, be paid by the issuance of Public Company Shares to the respective creditors at a deemed price of $10.00 per share; and provided further that the fees and expenses of legal counsel to SPAC and the Company, Continental Stock Transfer & Trust Company, Citrin Cooperman and Burkland Associates, LLC will be paid first from available funds in the Trust Account, pro rata to each such service provider based upon the remaining amount owed thereto. In the event the accrued and unpaid SPAC Transaction Expenses at the Closing exceed the SPAC Transaction Expenses Cap, SPAC shall cause Sponsor to pay, or cause to be paid, in cash or other form of consideration acceptable to the Company in its sole discretion, the amount of such excess SPAC Transaction Expenses at the Closing. Notwithstanding anything to the contrary expressed or implied in this Agreement, in no event will the Company or the Surviving Corporation pay or be liable for SPAC Transaction Expenses in excess of the SPAC Transaction Expenses Cap.

(d)            At the Closing, subject to the terms and conditions of this Agreement, the Company shall issue to each Person entitled thereto the number of Public Company Shares to which such Person is entitled.

2.9	Contingent Consideration.

(a)            Each Company Equityholder shall be entitled to a pro rata portion (based upon its percentage ownership of the Fully-Diluted Company Shares) of the Aggregate Contingent Consideration, to be issued by the Company subject to the achievement of two (2) performance targets to be determined by the Company’s board following the Closing, in consultation with a qualified compensation expert selected by the Company’s board, which such targets shall be based on the achievement of certain trading prices of the Public Company Shares so long as the stock- price based thresholds for such achievement are determined at the sole discretion of the Company’s board following the Closing (each such target, a “Contingent Consideration Target”); provided, that (i) the achievement of the first Contingent Consideration Target shall determine the issuance of 2,500,000 Public Company Shares and shall not be assessed prior to the filing of (x) the audited consolidated statement of financial position of the F&M Companies as of December 31, 2026, and the related consolidated statements of profit or loss, changes in equity and cash flows for the year then ended and (y) the Company’s Annual Report on Form 10-K for the year ended December 31, 2026; and (ii) the second Contingent Consideration Target shall determine the issuance of the remaining unissued Public Company Shares comprising the Aggregate Contingent Consideration and shall not be assessed prior to the filing of (x) the audited consolidated statement of financial position of the F&M Companies as of December 31, 2027, and the related consolidated statements of profit or loss, changes in equity and cash flows for the year then ended and (y) the Company’s Annual Report on Form 10-K for the year ended December 31, 2027.

(b)            The Company shall issue, within fifteen (15) Business Days after the applicable Contingent Consideration Target is achieved, such portion of the Aggregate Contingent Consideration to the Company Equityholders entitled thereto based on the corporate record books of the Company.

2.10            Withholding. Each of the parties hereto shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax Law. Other than in respect of amounts treated as compensation for applicable Tax purposes, the parties hereto shall use commercially reasonable efforts to (i) notify the Person in respect of whom such deduction or withholding is expected to be made at least five (5) Business Days prior to making any such deduction or withholding, which notice shall be in writing and include the amount of and basis for such deduction or withholding, and (ii) cooperate with such Person to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law. To the extent that amounts are so withheld by the Company or the Surviving Corporation, as the case may be, and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.11            Post-Closing Notifications. Each of the Company and the Surviving Corporation shall cause the F&M Companies to, within thirty (30) days as of Closing, notify the relevant Governmental Authorities about the entrance of the Sponsor in the Company’s group of control to the extent required by applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to SPAC that each of the following statements is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), except as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder (and any reference in this Agreement or any Ancillary Agreement to this Article III or any provision thereof shall be deemed to refer to such Article or provision as modified by the Company Disclosure Letter):

3.1	Organization, Good Standing, Corporate Power and Qualification.

(a)            Each of the Company and Merger Sub is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Company and Merger Sub has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. The Company is presently qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified and in good standing. Prior to the date of this Agreement, the Company has made available to SPAC accurate and complete copies of the Company Governing Documents, in each case as amended to date and in effect as of the date of this Agreement.

(b)            Merger Sub was formed solely for the purpose of effecting the Transactions. Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing will have no, assets, liabilities or obligations of any kind or nature whatsoever, other than those incident to its formation and except as expressly contemplated by Agreement, the Ancillary Agreements and the Transactions.

3.2            Due Authorization. All corporate action on the part of each of the Company and Merger Sub and their respective directors, officers and shareholders necessary for the (a) authorization, execution and delivery by it of this Agreement and the Ancillary Agreements to which it is or will be a party, (b) consummation of the Transactions and (c) performance of its obligations hereunder or thereunder has been taken or will be taken at or prior to the Closing, subject to (i) obtaining the approval of the Company Shareholders contemplated by the Company Shareholder Resolution, the Company Shareholder Approval, and the Merger Sub Shareholder Approval, (ii) the filing of the Merger Filing Documents and (iii) the receipt of the Regulatory Approvals. This Agreement and the Ancillary Agreements to which the Company or Merger Sub is or will be a party (assuming due authorization, execution and delivery by each other party thereto) constitute valid and binding obligations of the Company or Merger Sub, as applicable, enforceable against the Company or Merger Sub, as the case may be, in accordance with their respective terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity (the exceptions set forth in clauses (A) and (B), collectively, the “Enforceability Exceptions”).

3.3            Non-Contravention. Neither the Company nor Merger Sub is in material violation of any term of its Governing Documents. Neither the Company nor Merger Sub is in violation of any term or provision of any Governmental Order to which it is party or by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The execution and delivery by each of the Company and Merger Sub of this Agreement and each Ancillary Agreement to which it is or will be a party and the performance of its obligations hereunder and thereunder will not result in, by the giving of notice, the lapse of time or otherwise, (a) any violation of, conflict with, require any consent, filing, notice, waiver or approval or constitute a default under (i) its Governing Documents, (ii) any Contract to which it is a party or by which its assets are bound or (iii) any applicable Law, Permit or Governmental Order (subject in each case to obtaining the approval of the Company Board, the Company Shareholder Resolution, the Company Shareholder Approval, and the Merger Sub Shareholder Approval, filing of the Merger Filing Documents and receipt of the Regulatory Approvals), or (b) the creation of any Lien upon any of its the properties or assets (other than Permitted Liens), except, in the case of clauses (a)(ii), (a)(iii) and (b), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.4	Capitalization.

(a)            As of the date hereof, the issued and outstanding share capital of the Company consists of an unlimited number of Company Shares, of which 100,000,000 Company Shares are issued and outstanding as of the date hereof, and the other Company Interests described on Section 3.4(a) of the Company Disclosure Letter. Also set forth on Section 3.4(a) of the Company Disclosure Letter is a true, correct and complete list of each registered holder of Company Shares or other Company Interests and the number of Company Shares or other Company Interests held by each such holder as of the date hereof. Except as set forth on Section 3.4(a) of the Company Disclosure Letter, as of the date hereof there are no other Company Interests authorized, reserved for issuance, issued or outstanding.

(b)            There are no issued and outstanding options or warrants to purchase Company Shares. 15,000,000 Company RSUs have been issued and are outstanding. Section 3.4(b) of the Company Disclosure Letter sets forth the following information with respect to each Company RSU: (i) the name of the Company RSU recipient; (ii) the number of Company Shares subject to such Company RSU; (iii) the exercise price of such Company RSU, if applicable; (iv) the date on which such Company RSU was granted; (v) the vesting schedule for the Company RSU, if applicable, and (vi) the date on which such Company RSU expires. The Company has made available to accurate and complete copies of any equity plan of the Company pursuant to which Company has granted the Company RSUs, and the form of all restricted unit award agreements evidencing such Company RSUs. All Company Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(c)            (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company RSU as a result of the Transactions and (ii) all outstanding Company Shares, all Company RSUs and all outstanding shares of each Subsidiary of the Company have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Subsidiary of the Company is a party.

(d)            All of the issued and outstanding Company Shares have been and the Company Shares issuable upon exercise, conversion, vesting or settlement of the Company Interests in accordance with their terms, as applicable, have been duly authorized, and, upon issuance, will be validly issued and allotted as fully paid. All Company Interests have been issued or granted in compliance with applicable Law, including the OBCA and applicable securities Laws, and including any filings and returns required under any applicable Law to be delivered or made by the Company in respect of such issuance or grant, and all requirements set forth in the Company Governing Documents and any other applicable Contracts governing the issuance or allotment of such securities. The Company Interests are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Company Governing Documents or any Contract to which the Company is a party or otherwise bound; and the Company Interests are free and clear of any Liens, other than Permitted Liens.

(e)            Except as otherwise set forth in this Section 3.4 or on Section 3.4(e) of the Company Disclosure Letter, the Company has not issued or granted, and is not otherwise bound by or subject to, any subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for Company Shares, any commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares.

3.5	Subsidiaries; Group Structure.

(a)            Section 3.5(a) of the Company Disclosure Letter sets forth a complete structure chart showing all the F&M Companies, indicating the ownership and control relationships among all such F&M Companies and other Persons on a fully diluted and as- converted basis on the date hereof. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than the Subsidiaries of the Company set forth on Section 3.5(a) of the Company Disclosure Letter.

(b)            Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate or other entity power and authority to own, use and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each of the Company’s Subsidiaries is presently qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified or in good standing would not be material to the business of the F&M Companies, taken as a whole. All issued and outstanding shares of the Company’s Subsidiaries have been, and all shares of the Company’s Subsidiaries issuable upon the exercise, conversion, vesting or settlement of rights under other outstanding equity securities of the Company’s Subsidiaries in accordance with their terms have been duly authorized and, upon issuance, will be, validly issued in compliance with applicable Laws as fully paid and nonassessable, and are not and will not be, as applicable, issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right.

3.6	Financial Statements.

(a)            The Company has made available to SPAC true, complete and correct copies of the unaudited consolidated balance sheets of the Company, and the related statements of operations, changes in Company Shareholders’ equity and cash flows, for the fiscal years ended December 31, 2023 and December 31, 2022, including the notes thereto (collectively, the “Financial Statements”).

(b)            The Financial Statements (i) are complete and accurate and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved, (iii) were prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)            The Financial Statements present fairly in all material respects the information shown therein. The assumptions, information and data used in the preparation of such Financial Statements are reasonably believed by the Company to be reasonable in light of current conditions and facts known to the Company, the pro forma adjustments used therein will be appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments will have been properly applied to the historical amounts used in the preparation of such Financial Statements.

(d)            Except as specifically disclosed, reflected or fully reserved against on the Financial Statements or as set forth on Section 3.6(d) of the Company Disclosure Letter, there is no other Indebtedness, liability or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) of the type required to be set forth on a balance sheet in accordance with IFRS, except for Indebtedness, liabilities, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business and consistent with past practice, of the F&M Companies, (c) that will be discharged or paid off prior to or at the Closing, (d) that are executory obligations arising under Contracts to which the Company or any of its Subsidiaries is a party, (e) that are expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Ancillary Agreement or any of the Transactions or (f) that would not, individually or in aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)            None of the Company or, to the Knowledge of the Company, any director, officer or independent auditor of the Company or any of its Subsidiaries has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(f)            The Company maintains a system of internal accounting controls which is reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and accounting requirements.

3.7	Material Contracts.

(a)            Section 3.7(a) of the Company Disclosure Letter lists all material Contracts to which any F&M Company is a party, by which any F&M Company is bound or to which any F&M Company or any of its assets or properties are subject that are in effect as of the date of this Agreement and constitute or involve the following (together with all amendments, waivers or other changes thereto, each of the following, a “Material Contract”):

(i)            All Contracts that require annual payments or expenses incurred by, or annual payments or income to, the applicable F&M Company of $2,500,000) or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(ii)           All sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts that require annual payments or expenses of $2,500,000;

(iii)          Each Contract with any current officer, director, employee or consultant of an F&M Company, under which such F&M Company (A) has continuing obligations for payment of an annual compensation of at least $300,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the Transactions or as a result of a change of control of the Company or such F&M Company;

(iv)         All Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement;

(v)          All Contracts relating to any acquisitions or dispositions of material assets (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices) in excess of $1,000,000;

(vi)          All Intellectual Property Contracts, separately identifying all such Intellectual Property Contracts under which an F&M Company is obligated to pay royalties or is entitled to receive royalties thereunder;

(vii)         All Contracts limiting the freedom of an F&M Company to compete in any line of business or industry, with any Person or in any geographic area;

(viii)        All Contracts providing for material guarantees, material indemnification arrangements and other material hold harmless arrangements made or provided by an F&M Company;

(ix)           All Contracts between an F&M Company and any Affiliate of an F&M Company, other than any Contracts for less than $750,000 or relating to such Affiliate’s status as a Company Shareholder;

(x)            All Contracts relating to property or assets (whether real or personal, tangible or intangible) which an F&M Company owns or leases (including the Leased Real Property) and which involve payments to the owner or lessor thereunder in excess of $2,500,000 per year;

(xi)           All Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $1,000,000;

(xii)         All Contracts relating to the voting or control of the equity interests or the election of directors of an F&M Company (other than the organizational or constitutive documents the Company);

(xiii)        All material Contracts that may be terminated, or the provisions of which may be materially altered, as a result of the consummation of the Transactions;

(xiv)        All Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated as a result of the consummation of the Transactions or with respect to which the amount or value will be calculated on the basis of the Transactions;

(xv)         All collective bargaining agreements or other agreement with a labor union or labor organization;

(xvi)        All Contracts entered into with Governmental Authorities or Persons controlled by Governmental Authorities (including mixed-capital companies); and

(xvii)       All “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K) and any other contracts that are material to the Company or any Company Subsidiary, taken as a whole.

(b)            Each Material Contract is valid and binding, in full force and effect and, subject to the Enforceability Exceptions, enforceable by and against the applicable F&M Company and each counterparty thereto. Neither the applicable F&M Company nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The applicable F&M Company party to a Material Contract has not assigned, delegated or otherwise transferred any of its material rights or obligations thereunder or granted any power of attorney with respect thereto.

(c)            Except as set forth on Section 3.7(c) of the Company Disclosure Letter, the Company is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation of the Transactions shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, except where such default or failure would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

3.8	Intellectual Property.

(a)            The Company and the Company’s Subsidiaries, as the case may be, are the sole and exclusive owners of each item of certain items of Intellectual Property (the “Company Owned IP”), free and clear of any Liens (except for Permitted Liens). The Company and the Company’s Subsidiaries, as the case may be, are the sole and exclusive licensee of each item of certain items of exclusively licensed Intellectual Property (the “Company Exclusively Licensed IP”), free and clear of any Liens, subject to retained right of licensor for non-commercial academic research use. The Company and the Company’s Subsidiaries, as the case may be, have a valid right to use the Company Exclusively Licensed IP as currently used.

(b)            Section 3.8(b) of the Company Disclosure Letter sets forth a complete and correct list of all (i) Company Owned IP that is registered under applicable intellectual property registration Laws (“Registered Company Owned IP”); (ii) unregistered material Trademarks constituting Company Owned IP; (iii) domain names constituting Company Owned IP; and (iv) all social media handles constituting Company Owned IP; accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Company Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed.

(c)            All Registered Company Owned IP is subsisting and, to the Knowledge of the Company, valid and enforceable. All Company Exclusively Licensed IP is subsisting and, to the Knowledge of the Company, valid and enforceable. To the Knowledge of the Company, all Persons have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. No Registered Company Owned IP is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. There have been no claims filed, served or threatened in writing, or, to the Company’s Knowledge, orally threatened, against an F&M Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Company Owned IP. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Registered Company Owned IP have been paid or are scheduled to be paid in advance of any applicable deadline and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s ownership or interests therein.

(d)            To the Knowledge of the Company, the operation of the Business as currently conducted and as planned to be conducted, do not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property right of any third Person in any material respect. There have been no claims filed, served or threatened in writing or, to the Company’s Knowledge, orally against any F&M Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against the Company by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, no third Person has conflicted with, infringed, misappropriated or otherwise violated any Company Owned IP in any material respect.

(e)            The Company and the Company’s Subsidiaries, as the case may be, have not filed, served, or, to the Company’s Knowledge, threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company Owned IP. There are no Actions pending that involve a claim against a third Person by an F&M Company alleging infringement or misappropriation of Company Owned IP. The Company and the Company’s Subsidiaries, as the case may be, are not subject to any Governmental Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company or by any of its Subsidiaries, as the case may be.

(f)            Except as set forth on Section 3.8(f) of the Company Disclosure Letter, each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of an F&M Company or any predecessor in interest thereto has executed a form of proprietary information or inventions agreement or similar written Contract with the relevant F&M Company under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the F&M Company (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the F&M Company’s Confidential Information both during and after the term of such Person’s employment or engagement. To the extent any such proprietary information or inventions agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was substantially related to the Business of the F&M Company. To the Knowledge of the Company, no employee, agent, consultant or contractor of any F&M Company is or has been in material violation of any term of any such Contract.

(g)            No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h)            Except as would not be or reasonably expected to be material to the business of the F&M Companies, taken as a whole, none of the execution, delivery or performance by the Company of this Agreement or any of the Ancillary Agreements to which the Company is or will be a party or the consummation by the Company of the Transactions or thereby will (i) cause any item of Company Owned IP, or any material item of Company Exclusively Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company in order to use or exploit any other such Intellectual Property to the same extent as the Company was permitted immediately before the Closing.

(i)            Except as set forth on Section 3.8(i) of the Company Disclosure Letter, the Company and the Company’s Subsidiaries, as the case may be, are not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j)            The Company and the Company’s Subsidiaries have exercised commercially reasonable best efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material Confidential Information. Except as would not be or reasonably expected to be material to the business of the F&M Companies, taken as a whole, (i) no Company Owned IP is subject to any technology or source code escrow arrangement or obligation; and (ii) no Person other than the Company and their employees and contractors (A) has a right to access or possess any source code of the Software constituting the Company Owned IP or (B) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company and the Company’s Subsidiaries, as the case may be, are in actual possession of the source code of any Software constituting Company Owned IP.

(k)            The Company and the Company’s Subsidiaries, as the case may be, have a privacy policy regarding the collection, use or disclosure of data in connection with the operation of the business as currently conducted (the “Privacy Policy”) that is made available to all visitors to the websites or applications made available to the general public by or on behalf of the Company or its Subsidiaries prior to the collection of any data in the possession, custody, or control, or otherwise held or processed by, or on behalf of the Company or of its Subsidiaries. The Privacy Policy accurately describes the Company’s and its Subsidiaries’ data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice and. None of the marketing materials or advertisements made, or provided by, or on behalf of the Company or of its Subsidiaries have been inaccurate in a material way, misleading in a material way, unfair or deceptive in violation of applicable Laws.

(l)            In connection with its Processing of any Personal Information, the F&M Companies are and have and has been in compliance in all material respects with all applicable Laws, including all data privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company or its Subsidiaries would be required to make a report to a governmental authority, a data subject, or any other Person. In addition, the Company has in place and, since November 4, 2022, has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding the Company’s collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company and its Subsidiaries are and have been in material compliance with such privacy policies, rules and procedures in connection with any collection, use, or disclosure of the Personal Information of any Person. Except as would not be or reasonably expected to be material to the business of the F&M Companies, taken as a whole, the Company has not been subject to, and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against the Company or its Subsidiaries by any Governmental Authority, or by any Person, in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (and each of the Company’s Subsidiaries, as the case may be) (i) has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the F&M Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third party providers and other persons who have or have had access to Personal Information, or who Process Personal Information on Company’s or its Subsidiaries behalf, to implement, appropriate security programs and policies consistent with all applicable data protection Laws. Without limiting the generality of the foregoing, since November 4, 2022, to the Knowledge of the Company, the Company has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company).

(m)            The Software that constitutes Company Owned IP and all Software that is used by the Company and by its Subsidiaries is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company (and each of the Company’s Subsidiaries, as the case may be) has not incorporated publicly available Software into the Company products and services, and the Company (and each of the Company’s Subsidiaries, as the case may be) has not distributed publicly available Software as part of the Company’s and its Subsidiaries’ products and services other than as set forth on Section 3.8(m) of the Company Disclosure Letter in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The F&M Companies are in material compliance with all publicly available Software license terms applicable to any publicly available Software licensed to or used by the F&M Companies. The Company and its Subsidiaries have not received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in material breach of any license with respect to publicly available Software.

(n)            The Company and its Subsidiaries have implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance in all material respect with its contractual obligations to other Persons, commercially reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company or its Subsidiaries in connection with the operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the business of the Company or its Subsidiaries. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the business of the F&M Companies. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the F&M Companies.

3.9            Title to Properties and Assets; Liens. Except as set forth on Section 3.9 of the Company Disclosure Letter or as would not be or reasonably expected to be material to the F&M Companies, taken as a whole: (i) each F&M Company has good and marketable title to its properties, assets and rights, including the Company Owned IP, and has good title to or peaceable possession of all its leasehold interests and usufruct interests, in each case free and clear of any Lien, other than Permitted Liens; (ii) with respect to the properties, assets and rights it leases and usufruct rights, each F&M Company is in compliance with such agreements in all material respects and, to the Company’s Knowledge, holds a valid leasehold or usufruct interest free of any Liens, other than Permitted Liens; (iii) the properties, assets and rights owned, leased, used or licensed by an F&M Company constitute all the properties, assets and rights of any kind or description whatsoever, including goodwill, used in connection with the businesses of such F&M Company and such properties, assets and rights constitute all the properties, assets and rights necessary for such F&M Company to continue to conduct its business following the Closing as they are currently being conducted.

3.10	Real Property.

(a)            Section 3.10(a) of the Company Disclosure Letter sets forth each material real property that any F&M Company has a contractual right to use and possess that are, collectively, essential to the business of the F&M Companies, taken as a whole (each, a “Real Property Agreement”), indicating, for each Real Property Agreement, the parties thereto, the address of the real property demised thereunder, the consideration payable thereunder, the term of the Real Property Agreement and any other material provisions thereof. Except as set forth on Section 3.10(a) of the Company Disclosure Letter, the Company does not own, or otherwise have an interest in, any real property, including under any Real Property Agreement, sublease, space sharing, license or other occupancy agreement. The Real Property Agreements are the only Contracts pursuant to which any F&M Company leases any real property or right therein. The Company has made available to SPAC accurate and complete copies of all Real Property Agreements. No F&M Company has breached or violated in any material respect any local zoning ordinance, and no notice from any Person has been received by or served upon any F&M Company claiming any violation of any local zoning ordinance.

(b)            With respect to each Real Property Agreement: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all considerations and other material sums, expenses and charges due thereunder have been paid; (iii) the applicable F&M Company has been in peaceable possession of the premises occupied thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of such F&M Company’s obligations thereunder has been granted by the counterparty to the Real Property Agreement; (v) the applicable F&M Company has performed all material obligations imposed on it under such Real Property Agreement and there exist no default or event of default thereunder by such F&M Company or, to the Company’s Knowledge, by any other party thereto that could give right to terminate the Real Property Agreement; (vi) to the Company’s Knowledge, no occurrence, condition or act exists which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the applicable F&M Company thereunder; (vii) there are no outstanding written or, to the Knowledge of Company, oral claims of breach or indemnification or notice of default or termination thereunder and (viii) the applicable F&M Company has not exercised early termination options, if any, under such Real Property Agreement. Except as set forth on Section 3.10(b) of the Company Disclosure Letter, the applicable F&M Company holds the usufruct or possession right, as applicable, established under the Real Property Agreement free and clear of all Liens, and such real property is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such real property. Except as disclosed in the Company Disclosure Letter, the applicable F&M Company is in physical possession and actual occupation of the premises under the Real Property Agreement, none of which is subleased or assigned to another Person. No F&M Company owes any brokerage commission with respect to any Leased Real Property.

3.11            Environmental Matters. Except as set forth on Section 3.11 of the Company Disclosure Letter:

(a)            Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) since November 4, 2022, each F&M Company has materially complied with and is currently in material compliance with the provisions of all applicable Environmental Laws; and (ii) the Leased Real Property is in material compliance with the provisions of all applicable Environmental Laws and all specific contractual commitments assumed by an F&M Company with third parties, to the extent an F&M Company is responsible for such compliance;

(b)            Each F&M Company possesses all material Environmental Permits that are required for the operation of the business as presently operated and for the ownership and use of their assets (including the Leased Real Property) as presently owned and used, except where the failure to obtain the same would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, and such material Environmental Permits are in good standing and in full force and effect. Prior to the date of this Agreement, true, complete and correct copies of all currently in force material Environmental Permits issued to the Company have been made available to SPAC;

(c)            To the Knowledge of the Company, no Hazardous Materials have been discharged, disbursed, released, stored, treated, generated, disposed of or allowed to escape in each case by any F&M Company on, in, under or from the Leased Real Property except in compliance with all Environmental Laws and Environmental Permits, and except as would not reasonably be expected to required investigation or result in the incurrence of material liability;

(d)            No F&M Company has received written notice from any Governmental Authority of any material violations of applicable Environmental Laws or any material violations concerning any Hazardous Materials; and

(e)            The Company has made available to SPAC: (i) copies of all material reports, studies, analyses or tests, and any results of monitoring programs, in the possession or control of any F&M Company, since November 2022 pertaining to the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release or removal of Hazardous Materials by any F&M Company at, in, on or under the Leased Real Property; and (ii) a copy of any environmental investigation or assessment of the Leased Real Property conducted by any F&M Company or any environmental consultant engaged by it within the past two (2) years.

3.12	Compliance with Laws.

(a)            Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, no F&M Company or, to the Knowledge of the Company, any Representative or other Person acting on behalf of any F&M Company, is in violation in any material respect of, and, since November 4, 2022, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since November 4, 2022, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a material violation by any F&M Company of, or material failure on the part of any F&M Company to comply with, or any liability suffered or incurred by any F&M Company in respect of any material violation of or material noncompliance with, any Law, Order or policy of any Governmental Authority applicable to it and (ii) no Action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened alleging any such material violation or material noncompliance by any F&M Company. Since November 4, 2022, no F&M Company has received any written or, to the Company’s Knowledge, oral notice of any material violation of any Law or Governmental Order. Without limiting the generality of the foregoing, each F&M Company is, and since November 4, 2022, has been, in compliance in all material respects with each Law regulating or governing conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since November 4, 2022, no F&M Company has been threatened or charged in writing or to the Company’s Knowledge, orally with or given written or to the Company’s Knowledge, oral notice of any violation of any data protection Law or any other Law referred to in or generally described in foregoing sentence by any Governmental Authority and, to the Company’s Knowledge, no F&M Company is under investigation with respect to any such Law.

(b)            No F&M Company or, to the Knowledge of the Company, any Representative or other Person acting on behalf of any F&M Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(c)            Notwithstanding anything to the contrary express or implied in this Section 3.12, nothing in this Section 3.12 shall be deemed to apply to the Foreign Corrupt Practices Act, as to which the Company’s representations are set forth in Section (i).

3.13         Absence of Changes. Since November 4, 2022, (a) there has not been any Company Material Adverse Effect and (b) each F&M Company has conducted its business in all material respects in the Ordinary Course (other than, with respect to the Company, the evaluation of and negotiations in connection with this Agreement and the Transactions and transactions in connection with Company Shares, and related agreements and Indebtedness, the terms of which have been made available to SPAC).

3.14         Litigation. Except as set forth on Section 3.14 of the Company Disclosure Letter, as of the date of this Agreement (a) there is no Action pending or threatened in writing or, to the Company’s Knowledge, orally against any F&M Company or its assets or properties before any Governmental Authority that (i) questions the validity of this Agreement or any Ancillary Agreement, the right of the Company to enter into this Agreement or any Ancillary Agreement or the right of the Company to perform its obligations contemplated by this Agreement or any Ancillary Agreement or (ii) if determined adversely to such F&M Company, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or result in any change in the current equity ownership of such F&M Company; (b) there is no Action initiated by any F&M Company currently pending or which any F&M Company currently intends to initiate, except, in the case of each of clauses (a)(i), and (b), as has not been, and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

3.15         Insurance. Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (a) each F&M Company has in full force and effect insurance policies that are required in accordance with the applicable Laws and Permits; (b) all premiums due thereunder have been paid, and no written notice of cancellation or termination has been received by such F&M Company with respect to any such policy; and (c) no F&M Company has received any written notice of denial or dispute of coverage for, and, to the Company’s Knowledge, no insurer has otherwise denied or disputed coverage for, any material claim under an insurance policy during the last twelve (12) months. True, correct and complete copies of such insurance policies as in effect as of the date of this Agreement have been made available to SPAC.

3.16         Governmental Consents. Assuming the accuracy of the representations made by SPAC in Article IV, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any Ancillary Agreement or the consummation of any Transaction contemplated hereby or thereby, except for (a) such filings or notices as may be required under the Securities Act or under applicable state securities Laws, including the filing of the Merger Filing Documents and any other filings or notices required for the consummation of the Merger, (b) the Regulatory Approvals and (c) such consents, approvals or authorizations of or registrations, qualifications, designations, declarations or filings the failure of which to obtain, individually or in the aggregate, has not had, and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

3.17         Licenses and Permits. Each F&M Company has all material Permits necessary to operate the Business, and each of the Permits is valid and in full force and effect. Section 3.17 of the Company Disclosure Letter sets forth a complete and correct list of each material Permit held by the Company and its Subsidiaries, together with the name of the Governmental Authority issuing the same. To the Company’s Knowledge, none of such material Permits will be terminated or impaired or become terminable as a result of the Transactions. No F&M Company is in material breach or violation of, or material default under, any such material Permit, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Ancillary Agreements to which the Company is a party and the consummation of the Transactions) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Governmental Authority grounds to suspend, revoke or terminate any such material Permit. The Company and its Subsidiaries have not received any written or, to the Company’s Knowledge, oral notice from any Governmental Authority regarding any material violation of any Permit. There has not been and there is not pending or, to the Company’s Knowledge, threatened any Action, investigation or disciplinary proceeding by or from any Governmental Authority against the Company or any of its Subsidiaries involving any material Permit or alleging that the Company (or it Subsidiary, as the case may be) is required to have any Permit that it does not have.

3.18         Brokers or Finders; Transaction Expenses. Except for amounts payable to Cohen & Company Capital Markets, the Company has not, directly or indirectly, incurred any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the other Transactions.

3.19         Related-Party Transactions. Except as set forth on Section 3.19 of the Company Disclosure Letter (and other than with respect to actions expressly contemplated by this Agreement and the Ancillary Agreements):

(a)            No director, officer or employee of any F&M Company or any member of such Person’s immediate family or any corporation, partnership or other entity in which such Person has a significant ownership interest or otherwise controls (each, a “Related Party”) is indebted to any F&M Company, nor is any F&M Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party;

(b)            Except as set forth on Section 3.19 of the Company Disclosure Letter, to the Company’s Knowledge, no Related Party has any direct or indirect ownership interest in (i) any Person with which any F&M Company is party to a Contract or has a material business relationship or (ii) any Person that competes with any F&M Company, except that Related Parties may own stock in publicly traded companies that may compete with the Company or any of its Subsidiaries; and

(c)            No Related Party is directly or indirectly interested in any Contract with any F&M Company, other than any such Contracts related to such Person’s (i) ownership of Company Shares, options or other securities of the Company, (ii) indemnification by such F&M Company or (iii) salary, commission and other employment benefits provided by such F&M Company to such Person.

3.20         Labor Agreements and Actions; Employee Compensation.

(a)            Since November 2022, there has not been and there is no lockout, slowdown, picketing or work stoppage, unfair labor practice charge or other labor dispute involving any F&M Company pending or, to the Company’s Knowledge, threatened that has been or would be reasonably expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(b)            To the Company’s Knowledge, no officer or key manager intends to terminate his or her employment with any F&M Company, nor does any F&M Company have a present intention to terminate the employment of any of the foregoing. To the Company’s Knowledge, no officer or key manager is currently working for a competitive enterprise.

(c)            Except as set forth on Section 3.20(c) of the Company Disclosure Letter, the employment of each officer of each F&M Company is terminable at the will of such F&M Company and no such individual is entitled to any material compensation upon termination of employment, except as required by Law applicable to the jurisdiction in which such officer or employee is employed.

(d)            With respect to all current and former Persons who have been employed by any F&M Company, each F&M Company is in compliance in all material respects, since November 4, 2022, has complied in all material respects, with all applicable labor Laws (including for Tax purposes and for purposes of determining eligibility to participate in any Company Benefit Plan), hours of work, leaves of absence, occupational health and safety, workers’ compensation, and the withholding and payment of all applicable Taxes, and there are no arrears in the payments of wages, unemployment insurance premiums or other similar obligations.

(e)            Set forth on Section 3.20(e) of the Company Disclosure Letter are complete and accurate lists, as of the date of this Agreement, of all individuals who perform services for any F&M Company as an independent contractor with an annual payment in excess of $300,000, including for each such individual his or her name, services performed, and rate of compensation (if any), and the name of the applicable F&M Company and location at which such individual performs services.

(f)            There are no material claims, disputes, grievances or controversies with respect to which the F&M Companies have been served or, to the Knowledge of the Company, threatened involving any current employee or group of current employees of any F&M Company. Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, there are no charges, administrative proceedings or formal complaints of or with which the F&M Companies have been notified or served, or, to the Company’s Knowledge, investigations relating to, (i) discrimination or retaliation (including discrimination, harassment or retaliation based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), (ii) unfair labor practices, (iii) violations of health and safety Laws, (iv) workplace injuries, or (v) whistleblower retaliation against an F&M Company, in each case that (A) pertain to any current or former employee of any F&M Company and (B) have been threatened in writing by such employee or are pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board or any other Governmental Authority.

3.21         Employee Benefit Plans.

(a)            Section 3.21(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to SPAC, to the extent applicable, true, complete and correct copies of (i) such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and, as applicable, all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (ii) the most recent summary plan descriptions, including any summary of material modifications, (iii) the most recent annual reports (or equivalent filings or audits required to be made by applicable Law), if any, required by applicable Law to be filed with a Governmental Authority with respect to Taxes in connection with each Company Benefit Plan, (iv) the most recent determination or opinion letter, or equivalent materials, from the applicable taxing authority with respect to each Company Benefit Plan, if any, and (v) the most recent actuarial report or other financial statement relating to such Company Benefit Plan.

(b)            Except as set forth on Section 3.21(b) of the Company Disclosure Letter or as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, except where failure to comply would not be or reasonably be expected to be material to the F&M Companies, taken as a whole; (ii) in all material respects, all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by IFRS; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(c)            No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d)            With respect to each Company Benefit Plan, no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such material actions, suits or claims.

(e)            No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the F&M Companies for periods extending beyond the cessation of their employment with the F&M Companies (as the case may be) for any reason, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

(f)            Except as set forth on Section 3.21(f) of the Company Disclosure Letter, the consummation of the Transactions will not, either alone or in combination with another event (such as termination following the consummation of the Transactions), (i) entitle any current or former employee, officer or other service provider of any F&M Company to any severance pay or any other compensation or benefits payable or to be provided by any F&M Company, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee, officer or other individual service provider by any F&M Company or (iii) accelerate the vesting or settlement of any restricted stock unit award of any F&M Company.

(g)            The consummation of the Transactions will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax Law). No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

3.22         Taxes. Except as set forth on Section 3.22 of the Company Disclosure Letter:

(a)            The F&M Companies have (i) timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by the F&M Companies, and all such filed Tax Returns are correct and complete in all material respects; and (ii) duly and timely paid or have duly and timely withheld and remitted all material Taxes that are required to be so paid or withheld and remitted by the F&M Companies.

(b)            There are no Liens for Taxes upon any assets of the F&M Companies, except for Permitted Liens.

(c)            No deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of the F&M Companies have been asserted in writing by any Governmental Authority. There are no audits, examinations, investigations, or other proceedings in respect of Taxes of the F&M Companies that are currently pending or threatened in writing or, to the Knowledge of the Company, likely to arise.

(d)            No claim that is currently outstanding has been made in writing by a Governmental Authority in a jurisdiction where an F&M Company does not file Tax Returns that such F&M Company is or may be subject to taxation by that jurisdiction.

(e)            No F&M Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by any F&M Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f)            No F&M Company is treated for any Tax purpose as a resident in a country other than the country of its incorporation or formation. No F&M Company has a permanent establishment for Tax purposes in any jurisdiction other than that in which it is resident for Tax purposes.

(g)            The Company has not been either a “distributing corporation” or a “controlled corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to qualify for tax-free treatment under Section 355(a) of the Code.

(h)            The Company has not “participated” in a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any transaction requiring disclosure under similar provisions of state, local or non-U.S. Law.

(i)             No F&M Company (i) is a party to or is bound by any Tax allocation, Tax indemnity or Tax sharing agreement (other than pursuant to customary commercial Contracts the primary purpose of which is not related to the sharing of Taxes) or (ii) has liability for the Taxes of any Person (other than the F&M Companies) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise pursuant to applicable Law.

(j)             No F&M Company has made an entity classification election under Treasury Regulations Section 301.7701-3.

(k)            None of the F&M Companies organized in a jurisdiction outside of the United States is treated as (i) a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes, or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

(l)             The Company is not and has never been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code.

(m)           No F&M Company has any plan or intention to engage in any transaction or make any election that would result in a liquidation of the Surviving Corporation for U.S. federal income tax purposes.

3.23         Books and Records. Except as set forth on Section 3.23 of the Company Disclosure Letter, the minute books of each of the F&M Companies contain complete and accurate records in all material respects of all meetings and other corporate actions of each of such F&M Company’s shareholders or board of directors (or similar governing body) and all committees, if any, appointed by such F&M Company’s board of directors (or similar governing body), as applicable. The registers of members of each F&M Company are complete and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of such F&M Company.

3.24         Foreign Corrupt Practices Act. None of the F&M Companies or, to the Company’s Knowledge, their respective Affiliates or any of their respective directors, officers, employees, agents, distributors, resellers or other third parties has made, directly or indirectly, any payment or promise to pay, or any gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act) for the purpose of influencing any official act or decision of such foreign official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority, in the case of both (a) and (b) above in order to assist any F&M Company to obtain or retain business or to direct business to any F&M Company. None of the F&M Companies or, to the Company’s Knowledge, any of their respective directors, officers, employees, agents, distributors, resellers or other third parties has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any such funds in violation of any Anti-Bribery Laws. No Action by or before any Governmental Authority involving any F&M Company with respect to FCPA or any other applicable Anti-Bribery Laws is pending or, to the Company’s Knowledge, threatened. Each of the F&M Companies has sought to maintain accurate financial records and a system of internal controls sufficient to provide reasonable assurance over management’s control, authority, and responsibility over the company’s assets.

3.25         Anti-Money Laundering. The operations of each F&M Company are and at all times have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the money laundering Laws of all jurisdictions to the extent applicable to each of the F&M Companies, or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) in each case, to the extent applicable to each F&M Company, and, no Action by or before any Governmental Authority involving any F&M Company with respect to Anti- Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

3.26         OFAC. No F&M Company, director or officer of any F&M Company or, to the Company’s Knowledge, agent, employee, affiliate, or Person acting on behalf of any F&M Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and, to the Knowledge of the Company, no F&M Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

3.27         Sanctions. No F&M Company or any of its Affiliates, directors or officers or, to the Knowledge of the Company, any of their respective employees or agents is a Person that is, or is owned or controlled by a Person that is, (a) the subject of any Sanctions or (b) located, organized, incorporated or resident in a country or territory that is the subject of comprehensive Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria). For the past three (3) years, to the Company’s Knowledge, no F&M Company has engaged in, or is now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of such dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

3.28         Export Controls. The F&M Companies, and to the Company’s Knowledge, their respective Representatives in their capacity as such are in compliance with, in all material respects, all applicable Export Laws, and none of the F&M Companies has (a) received written notice of, any actual, alleged or potential violation of any Export Law or (b) been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Export Law.

3.29         Data Privacy and Security.

(a)            Each of the F&M Companies is in compliance in all material respects with all applicable cybersecurity, data security and personal information protection Laws and contractual obligations binding upon such F&M Company relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of personal data.

(b)            As of the date of this Agreement, the Company has not received notice of any pending Action, nor has there been any material Action against any F&M Company initiated by the United States Federal Trade Commission, any state attorney general or similar state official or any other Governmental Authority or any other Person, in each case, alleging that any processing of personal data by or on behalf of a member of the F&M Companies is in violation of any such cybersecurity, data security and personal information protection Laws.

(c)            During the last three (3) years (i) there has been no material unauthorized processing of personal data in the possession or control of any F&M Company or any service providers thereto, (ii) there have been no material unauthorized intrusions or breaches of security into any of the IT systems under the control of any F&M Company and (iii) no F&M Company has experienced any security risk or incident that triggers the breach notification obligation under the applicable cybersecurity, data security and personal information protection Laws or has actually made such breach notification.

(d)            Each F&M Company owns or has a binding Contract in place to use the IT systems necessary to operate its business as currently conducted in all material respects.

(e)            Each F&M Company has implemented and established data safeguards against the destruction, loss, damage, corruption, alteration, loss of integrity, commingling or unauthorized access, acquisition, use, disclosure or other processing of personal data that are consistent with industry standards and the requirements of applicable Law in all material respects. Each F&M Company maintains backups of all data used to conduct the business of such member of the F&M Companies at a reasonable frequency.

3.30         Investment Company Act; JOBS Act. Neither the Company nor Merger Sub will be (a) an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act or (b) an “emerging growth company” within the meaning of the JOBS Act.

3.31         Takeover Statutes and Charter Provisions. The Company Board has taken all action necessary so that the restrictions on a “business combination” contained under any foreign Laws will be inapplicable to this Agreement and the other Transactions. As of the date of this Agreement, no “fair price”, “moratorium”, “control share acquisition” or other antitakeover statute or similar domestic or foreign Law applies with respect to any F&M Company in connection with this Agreement or the Transactions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which any F&M Company is subject, party or otherwise bound.

3.32         Proxy/Registration Statement. The information supplied by the Company for inclusion or incorporation by reference in the Proxy/Registration Statement or any current report of SPAC on Form 8-K shall not, (a) in the case of the Proxy/Registration Statement, on the effective date of the Proxy/Registration Statement, (b) in the case of the Proxy/Registration Statement or any current report of SPAC on Form 8-K, when filed, made available, mailed or distributed, as the case may be, or (c) in the case of the Proxy/Registration Statement, at the time of the SPAC Shareholder Meeting and the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or any holder of SPAC Shares.

3.33         Board Approval. The Company Board (including any required committee or subgroup thereof) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Transactions, (b) determined that the Transactions are in the best interests of the Company and (c) subject to the effectiveness of the Proxy/Registration Statement and receipt of the Regulatory Approvals, recommended that the Company Shareholders approve the Company Shareholder Resolution and the Company Shareholder Approval.

3.34         No Additional Representations or Warranties.

(a)            Except as provided in this Article III or in the case of fraud, (i) none of the F&M Companies, any of their Affiliates or any of their equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to SPAC, its Subsidiaries or the holders of SPAC Shares; (ii) the F&M Companies hereby expressly disclaims and negates, to the fullest extent permitted by applicable Law, any other representation or warranty whatsoever (whether at Law or in equity), and any statement, information, opinion, projection or advice made, communicated or furnished (orally or in writing) to SPAC, its Subsidiaries or their respective Representatives with respect to the F&M Companies or any of its Affiliates, their respective equityholders, partners, members or Representatives, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information provided or made available to SPAC, its Affiliates or any of their respective Representatives by, or on behalf of, the F&M Companies or any of its Affiliates, whether orally or in writing, in any confidential information memoranda, any actual or virtual “dataroom”, management presentation, due diligence discussion or in any other form in contemplation of the Transactions; and (iii) neither the F&M Companies nor any of its Affiliates or any of their respective equityholders, partners, members or Representatives shall be liable in respect of the accuracy or completeness of any information provided to SPAC, its Subsidiaries or the Sponsor or their respective Affiliates.

(b)            Without limiting the generality of this Section 3.34, except as provided in this Article III or in the case of fraud, none of the F&M Companies or any other Person on behalf of the F&M Companies has made or makes any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the F&M Companies (including the reasonableness of the assumptions underlying any of the foregoing), or the probable success or profitability of the F&M Companies, whether or not included in any management presentation or in any other information made available to SPAC, its Affiliates or any of their respective Representatives or any other Person, and, except as provided in this Article III or in the case of fraud, any such representations or warranties are expressly disclaimed.

(c)            SPAC acknowledges that the Company and its Representatives have been provided with full and complete access to the Representatives, books and records of the F&M Companies and other information that they have requested in connection with their investigation of the F&M Companies and the Transactions. Except as provided in this Article III or in the case of fraud, SPAC is not relying on any representation or warranty, oral or written, express or implied, whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of F&M Companies, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the F&M Companies as conducted after the Closing, as contained in any materials provided by the F&M Companies or any of its Affiliates or any of their respective shareholders, partners, members or Representatives or otherwise. Notwithstanding anything to the contrary expressed or implied in this Agreement, no representation or warranty is made as to the accounting treatment of the F&M Companies’ issued and outstanding warrants or as to any deficiencies in related disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SPAC

SPAC hereby represents and warrants to the Company that, except as set forth in (a) the SPAC SEC Filings (excluding “risk factors” or predictive or forward-looking statements) or (b) the disclosure letter delivered to the Company by SPAC on the date of this Agreement (the “SPAC Disclosure Letter”), which exceptions shall, in the case of clause (b), be deemed to be part of the representations and warranties made hereunder, each of the following statements is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date):

4.1           Organization, Good Standing, Corporate Power and Qualification. SPAC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all corporate power and authority, and all governmental licenses, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as contemplated to be conducted, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. As of the date of this Agreement, SPAC has either delivered or made available to the Company, including via the SEC’s Electronic Data Gathering Analysis and Retrieval system database, accurate and complete copies of the SPAC Governing Documents. SPAC is and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in the SPAC Governing Documents.

4.2           Due Authorization. All corporate action on the part of SPAC and its directors, officers and shareholders necessary and required for the (a) authorization, execution and delivery by SPAC of this Agreement and the Ancillary Agreements to which it is or will be a party, (b) consummation of the Transactions and (c) performance of its obligations hereunder or thereunder has been or will be duly and validly authorized, approved and taken prior to the Closing, subject to (i) obtaining the SPAC Shareholders’ Approval, (ii) the filing of the Merger Filing Documents and (iii) the receipt of the Regulatory Approvals. This Agreement and the Ancillary Agreements to which SPAC is or will be a party (assuming due authorization, execution and delivery by each other party thereto) constitute valid and binding obligations of SPAC, enforceable against SPAC and such Person in accordance with their respective terms, except as limited by the Enforceability Exceptions.

4.3           Consents; Required Approvals. Assuming the truth and accuracy of the Company’s representations and warranties contained in Article III, no notices to, filings with or authorizations, consents or approvals of any Governmental Authority are necessary to be made by SPAC for the execution, delivery or performance of this Agreement or the Ancillary Agreements to which SPAC is or will be a party or the consummation by SPAC of the Transactions.

4.4           Capitalization.

(a)            The authorized share capital of SPAC consists of (i) 110,000,000 SPAC Class A Shares; (ii) 1,000,000 shares of SPAC Preferred Stock, par value $0.0001 per share (“SPAC Preferred Shares”); and (iii) 20,000,000 SPAC Class B Shares. As of the date hereof, 8,984,425 SPAC Class A Shares, 14,375,000 SPAC Public Warrants, 682,750 SPAC Private Warrants, no SPAC Class B Shares, and no SPAC Preferred Shares are issued and outstanding. 14,375,000 SPAC Class A Shares are reserved for issuance upon the exercise of the SPAC Public Warrants and 682,750 SPAC Class A Shares are reserved for issuance upon the exercise of the SPAC Private Warrants.

(b)            All outstanding SPAC Shares and SPAC Units (i) are duly authorized, validly issued, fully paid and nonassessable, as applicable, (ii) have been offered, sold and issued by SPAC in compliance with applicable Law (including federal and state securities Laws) and all requirements set forth in the SPAC Governing Documents and (iii) are not subject to and were not issued in violation of any Lien, purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law (including federal and state securities Laws), the SPAC Governing Documents or any Contract to which SPAC is a party or by which SPAC is bound. Subject to the SPAC Shareholders’ rights to elect to effect a SPAC Share Redemption, there are no outstanding Contracts for SPAC to repurchase, redeem or otherwise acquire any shares in the capital stock of SPAC.

(c)            Except as set forth in the SPAC Governing Documents or on Section 4.4(c) of the SPAC Disclosure Letter, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Shares or any capital equity of SPAC. Other than as set forth in the SPAC SEC Filings, there are no outstanding or authorized options, warrants, rights, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of the SPAC or obligating SPAC to issue or sell any shares of share capital of, or any other interest in, SPAC. SPAC does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the SPAC Shares. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(d)            SPAC does not directly or indirectly own, or hold any rights to acquire, any share capital or any other securities or interests in any other Person.

4.5           Financial Statements.

(a)            The financial statements (including the notes and schedules thereto) of SPAC contained in the SPAC SEC Filings (the “SPAC Financial Statements”) are complete, true and correct in all material respects and present fairly the financial condition, operating results, shareholders equity and cash flows of SPAC as of the dates and during the periods indicated. The SPAC Financial Statements have been prepared in accordance with GAAP and Regulation S-X, applied on a consistent basis throughout the periods indicated (except that they are subject to normal and recurring year-end adjustments and as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC). The books of account, ledgers, order books, records and other financial documents of SPAC accurately and completely reflect all material information relating to SPAC’s business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable. SPAC has no material off-balance sheet arrangements that are not disclosed in the SPAC SEC Filings.

(b)            SPAC has in place disclosure controls and procedures that are designed to reasonably ensure that material information relating to SPAC (including any fraud that involves management or other employees who have a significant role in the internal controls of the SPAC) is made known to the management of SPAC by others within SPAC and are effective in recording, processing, summarizing and reporting financial data. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)            Since the formation of SPAC, neither SPAC nor, to the Knowledge of SPAC, any Representative of SPAC has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC with respect to the SPAC Financial Statements or the internal accounting controls of SPAC, including any written complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices. Since the formation of SPAC, no attorney representing SPAC, whether or not employed by SPAC, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by SPAC or any of its Representatives to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(d)            SPAC has no liability or obligation absolute or contingent, individually or in the aggregate, liquidated or unliquidated, asserted or unasserted or otherwise, that would be required to be set forth on a consolidated balance sheet of SPAC prepared in accordance with GAAP applied in accordance with past practice, other than (i) obligations and liabilities that have not and would not reasonably be expected to be material to SPAC, (ii) obligations that are executory obligations arising under Contracts to which SPAC is a party, (iii) SPAC Transaction Expenses, (iv) obligations incurred in connection with SPAC’s execution of this Agreement (other than due to a breach hereunder, or any act or omission that with the giving of notice, the lapse of time or otherwise, would constitute a breach hereunder) and (v) obligations and liabilities reflected or reserved against in the SPAC Financial Statements or as set forth in Section 4.5(d) of the SPAC Disclosure Letter.

4.6           Compliance with Other Instruments.

(a)            SPAC is not in material violation of any term of its Governing Documents. SPAC is not in violation of any term or provision of any Governmental Order by which it is bound that has had or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

(b)            The execution and delivery by SPAC of this Agreement and the Ancillary Agreements to which it is or will be a party and the performance of its obligations hereunder and thereunder will not, with the giving of notice, the lapse of time or otherwise, (i) violate, conflict with, cause the termination or acceleration of, or result in a right of termination, cancellation, modification or acceleration, or, subject to obtaining the SPAC Shareholders’ Approval, the filing of the Merger Filing Documents and the receipt of the Regulatory Approvals, require any consent, filing, notice, waiver or approval or constitute a default, trigger any payment, vesting or increase in the amount of any compensation or benefit payable under, (A) the SPAC Governing Documents, (B) any Contract to which SPAC is a party or by which its assets are bound or (C) any applicable Law, Permit or Governmental Order, or (ii) result in or permit the creation of any Lien (other than Permitted Liens) upon any of SPAC’s properties or assets, except, in the case of clauses (i)(B), (i)(C) and (ii), to the extent that the occurrence thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

4.7           Absence of Changes. Since the date of the most recent SPAC Financial Statements there has not been, individually or in the aggregate, any SPAC Material Adverse Effect. From the date of the most recent SPAC Financial Statements to the date of this Agreement, SPAC has conducted its business in all material respects in the Ordinary Course (other than with respect to the evaluation of and negotiations in connection with this Agreement and the Transactions).

4.8           Litigation. As of the date of this Agreement (a) there are no Actions pending (and no basis therefor exists) or, to SPAC’s Knowledge, currently threatened against SPAC, any of its officers or directors or any of its securities or any of its assets or properties before any Governmental Authority that (i) question the validity of this Agreement or any Ancillary Agreement or the right of SPAC to enter into this Agreement or any Ancillary Agreement or to perform its obligations hereunder or thereunder or (ii) if determined adversely to SPAC, would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect; (b) SPAC is not a party or subject to the provisions of any Governmental Order; and (c) there is no Action initiated by SPAC currently pending or which SPAC currently intends to initiate, except, in the case of each of clauses (a)(i), (b) and (c), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

4.9           Governmental Consents. Assuming the accuracy of the representations made by the Company in Article III, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any Governmental Authority on the part of SPAC is required in connection with the valid execution and delivery of this Agreement or any Ancillary Agreement, or the consummation of any Transaction contemplated hereby or thereby, except for (a) such filings or notices as may be required under the Securities Act or under applicable state securities Laws, including the filing of the Merger Filing Documents and any other filings or notices required for the consummation of the Merger, (b) the Regulatory Approvals and (c) such consents, approvals or authorizations of or registrations, qualifications, designations, declarations or filings the failure of which to obtain, individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect.

4.10         Brokers or Finders; Transaction Expenses. Except for (i) Cantor Fitzgerald & Co and (ii) J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, SPAC has not, directly or indirectly, incurred any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the other Transactions.

4.11         Taxes.

(a)            SPAC (i) has timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by SPAC, and all such filed Tax Returns are correct and complete; and (ii) has duly and timely paid or has duly and timely withheld and remitted all Taxes that are required to be so paid or withheld and remitted by SPAC.

(b)            There are no Liens for Taxes upon any assets of SPAC, except for Permitted Liens.

(c)            No deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by any Governmental Authority. There are no audits, examinations, investigations, or other proceedings in respect of Taxes of SPAC that are currently pending or threatened in writing or, to the Knowledge of SPAC, likely to arise.

(d)            SPAC has not been either a “distributing corporation” or a “controlled corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to qualify for tax-free treatment under Section 355(a) of the Code.

(e)            SPAC has not “participated” in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(f)             SPAC (i) is not a party to or is bound by any Tax allocation, Tax indemnity or Tax sharing agreement (other than pursuant to customary commercial Contracts the primary purpose of which is not related to the sharing of Taxes) or (ii) has no liability for the Taxes of any Person (other SPAC) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law).

4.12          Takeover Statutes and Charter Provisions. The SPAC Board has taken all action necessary so that the restrictions on a “business combination” (as such term is used in SPAC Charter) contained in SPAC Charter or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Merger. As of the date of this Agreement, no “fair price”, “moratorium”, “control share acquisition” or other antitakeover Law or similar domestic or foreign Law applies with respect to SPAC in connection with this Agreement, the Merger or the other Transactions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

4.13         Proxy/Registration Statement. The information supplied by SPAC for inclusion or incorporation by reference in the Proxy/Registration Statement, or any current report of SPAC on Form 8-K shall not (a) in the case of the Proxy/Registration Statement, on the effective date of the Proxy/Registration Statement, (b) in the case of the Proxy/Registration Statement or any current report of SPAC on Form 8-K, when filed, made available, mailed or distributed, as the case may be, or (c) in the case of the Proxy/Registration Statement, at the time of the SPAC Shareholder Meeting and the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, its Affiliates, Merger Sub or any Company Shareholder.

4.14         SEC Filings. Except as set forth on Section 4.14 of the SPAC Disclosure Letter, SPAC has timely filed or furnished, and will timely file, all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes- Oxley Act applicable to the SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Filings. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

4.15         Trust Account.

(a)            As of the date of this Agreement, SPAC has at least $1,030,180.42 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement dated as of January 13, 2022 (as amended to date), between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”, and such Investment Management Trust Agreement (as amended to date), the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, rescinded, amended or modified in any respect.

(b)            There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than (i) SPAC Shareholders holding SPAC Shares (prior to the Merger Effective Time) sold in SPAC’s initial public offering (the “IPO”) who shall have elected to redeem their SPAC Shares (prior to the Merger Effective Time) pursuant to the SPAC Governing Documents, and (ii) as contemplated by the following sentence) to any portion of the proceeds in the Trust Account.

(c)            Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and make payments with respect to all SPAC Share Redemptions. There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder.

(d)            As of the Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Governing Documents shall terminate and, as of the Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Governing Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions.

(e)            To SPAC’s Knowledge, as of the date of this Agreement, following the Closing, no SPAC Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder is exercising a SPAC Share Redemption (or a redemption right in connection with an amendment of the SPAC Governing Documents to extend SPAC’s deadline to consummate the Business Combination), and excluding claims that a SPAC Shareholder may make against SPAC assets, properties or funds that are not held in the Trust Account or have been distributed therefrom (other than to other Public Shareholders exercising redemption rights).

4.16         Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.17         Business Activities.

(a)            Since its incorporation, SPAC has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the Transactions, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing. SPAC has not entered into any material Contract except for those filed in the SEC Filings or listed on Section 4.17(a) of the SPAC Disclosure Letter.

(b)            SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c)            Other than any former officers or as described in the SPAC SEC Filings, SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, SPAC has no unsatisfied liability with respect to any employee. SPAC does not currently maintain or have any liability under any employment or employee benefit plan, program or arrangement, and neither the execution and delivery of this Agreement or any of the Ancillary Agreements nor the consummation of the Transactions will result in (i) any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, officer or employee of SPAC or (ii) the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by SPAC being classified as an “excess parachute payment” under Section 280G of the Code.

4.18         OTC Markets Quotation. As of the date of this Agreement, SPAC Class A Shares, SPAC Warrants and SPAC Units are quoted on the OTC Markets. There is currently no Action pending or threatened in writing or, to the Knowledge of SPAC, orally against SPAC by the OTC Markets or the SEC with respect to any intention by such entity to deregister the SPAC Class A Shares, SPAC Warrants and SPAC Units or terminate the qualification of the SPAC Class A Shares, SPAC Warrants and SPAC Units to be traded on OTC Markets. SPAC has not taken any action in an attempt to terminate the registration of SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units under the Exchange Act except as contemplated by this Agreement.

4.19         Board Approval. The SPAC Board (including any required committee or subgroup of such board) has, as of the date of this Agreement, (a) declared the advisability of execution and delivery of this Agreement and the Ancillary Agreements to which SPAC is or will be a party and the consummation of the Transactions, (b) determined that the Transactions are in the best interests of SPAC and the SPAC Shareholders, (c) determined that the Transactions constitutes a Business Combination and (d) subject to the receipt of the Regulatory Approvals, recommended that the SPAC Shareholders approve the Transaction Proposals and this Agreement.

4.20         Anti-Money Laundering. The operations of SPAC are and have at all times been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, to the extent applicable to SPAC, and, no Action by or before any Governmental Authority involving SPAC with respect to Anti-Money Laundering Laws is pending or, to the Knowledge of SPAC, threatened.

4.21         OFAC. Neither SPAC nor any director or officer of SPAC (nor, to the Knowledge of SPAC, any agent, employee, affiliate, or Person acting on behalf of SPAC) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

4.22         No Additional Representations or Warranties.

(a)            Except as provided in this Article IV or in the case of fraud, (i) none of SPAC, any of its Affiliates or any of their respective equityholders, partners, members or Representatives has made or is making any representation or warranty whatsoever to the Company; (ii) SPAC hereby expressly disclaims and negates, to the fullest extent permitted by applicable Law, any other representation or warranty whatsoever (whether at Law or in equity), and any statement, information, opinion, projection or advice made, communicated or furnished (orally or in writing) to the Company or any of its Affiliates or its or their respective Representatives, with respect to SPAC, its Affiliates or any of their respective Representatives by, or on behalf of, SPAC, whether orally or in writing; and (iii) SPAC shall not be liable in respect of the accuracy or completeness of any such information.

(b)            SPAC acknowledges that it and its Representatives have been provided with full and complete access to the Representatives, books and records of the F&M Companies and other information that they have requested in connection with their investigation of the F&M Companies and the Transactions. Except as provided in Article III or in the case of fraud, SPAC is not relying on any representation or warranty, oral or written, express or implied, whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets, the prospects (financial or otherwise) or the viability or likelihood of success of the business of any F&M Company as conducted after the Closing.

ARTICLE V

COVENANTS OF THE COMPANY

5.1           Company Conduct of Business.

(a)            Except (i) as expressly permitted by this Agreement or the Ancillary Agreements (including any Company Interim Financing Agreement), (ii) as required by applicable Law, any Governmental Authority or any Contract to which any F&M Company is a party, (iii) as set forth on Section 5.1 of the Company Disclosure Letter, (iv) for the incurrence of Company Transaction Expenses; (v) as conducted in the Ordinary Course or (vi) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied and shall be deemed given if SPAC has not affirmatively denied consent in writing within five (5) Business Days of receipt of the Company’s written request for consent), from the date of this Agreement through the earlier of the Closing or the valid termination of this Agreement pursuant to Article IX (the “Interim Period”), (A) the Company shall, and shall cause the other F&M Companies and Merger Sub to, operate its business in the Ordinary Course; and (B) the Company shall not, and shall cause the other F&M Companies and Merger Sub not to:

(i)              Change or amend the Governing Documents of any F&M Company or Merger Sub;

(ii)             Make or declare any dividend or distribution to its shareholders or members, as applicable, of any F&M Company or Merger Sub or make any other distributions in respect of any F&M Company’s or Merger Sub’s capital stock or equity interests, except dividends and distributions by a wholly-owned Subsidiary of an F&M Company to such F&M Company or another wholly-owned Subsidiary of such F&M Company;

(iii)            Split, subdivide, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the F&M Companies’ or Merger Sub’s capital stock or equity interests, except for any such transaction by a wholly-owned Subsidiary of an F&M Company that remains a wholly-owned Subsidiary of such F&M Company after consummation of such transaction;

(iv)           Purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of any F&M Company or Merger Sub, except for transactions between an F&M Company and any wholly-owned Subsidiary of such F&M Company;

(v)            Sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the F&M Companies, except for (A) transactions solely among the F&M Companies, and (B) transactions involving payment amount below $2,000,000;

(vi)           Acquire any ownership interest in any real property except for transactions involving payment amount below $2,000,000;

(vii)          Acquire, merge or consolidate with or purchase substantially all or a material portion of the equity or assets of any corporation, partnership, association, joint venture or other business organization or division thereof, other than any such acquisition, merger or consolidating involve aggregate payments of less than $2,000,000;

(viii)         Issue any additional interests of any F&M Company or Merger Sub or securities exercisable for or convertible into F&M Company or Merger Sub equity interests; or grant any options, warrants, convertible equity instruments or other equity- based awards that relate to the equity of any F&M Company, in each case, other than the issuance or grant of convertible debt or equity interests in an amount of less than $2,000,000;

(ix)            Adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any F&M Company, merge or consolidate with any Person or be acquired by any Person, or file for bankruptcy in respect of any F&M Company;

(x)             Waive, release, settle, compromise or otherwise resolve any Action, except in the Ordinary Course or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $2,000,000 in the aggregate;

(xi)            Other than (A) Indebtedness under existing credit or lending facilities in existence on the date hereof or (B) the Company Interim Financing, incur, assume or guarantee any Indebtedness except for borrowed money the principal amount of which, individually, does not exceed $2,000,000;

(xii)           Enter into, renew or amend in any material respect (i) any transaction or Contract with a Company Shareholder or any of their respective family members or other related Persons that would require disclosure of transactions therewith under Item 404 of Regulation S-K promulgated by the SEC, (ii) any Contract between any F&M Company or Merger Sub and any broker, finder, investment banker or financial advisor with respect to any of the Transactions or (iii) any Material Contract, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and, in each case of clauses (i) and (ii), other than such Contracts with an amount less than $2,000,000;

(xiii)          Limit the right of any F&M Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person; or

(xiv)          Enter into any agreement or otherwise make a binding commitment to do any action prohibited under this Section 5.1.

(b)            During the Interim Period, the Company shall, and shall cause its Subsidiaries (including Merger Sub) to, comply (i) in all material respects with, and continue performing in all material respects under, as applicable, the Company Governing Documents, such Subsidiary’s Governing Documents and all other Material Contracts to which any F&M Company may be a party; and (ii) in all material respects with all applicable Sanctions and Export Laws. If, during the Interim Period, the Company (A) receives written notice of any actual, alleged or potential material violation of any Sanctions or Export Law, (B) becomes a party to or the subject of any pending (or to the Knowledge of the Company, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Sanctions or Export Law, or (C) to the Knowledge of the Company, otherwise becomes aware of any actual, alleged, or potential material violation of any Sanctions or Export Law, it shall provide written notice to the SPAC within three (3) Business Day of the discovery of the actual, alleged, or potential violation.

5.2           D&O Indemnification and Insurance.

(a)            The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC (the “SPAC D&O Indemnified Parties”) as provided in SPAC Governing Documents as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any SPAC D&O Indemnified Parties and SPAC in effect on the date hereof, shall survive the Closing and continue in full force and effect in accordance with its terms to the extent permitted by applicable Law. For a period of six (6) years after the Merger Effective Time, the Company shall cause the Governing Documents of the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to SPAC D&O Indemnified Parties than are set forth as of the date of this Agreement in the SPAC Governing Documents to the extent permitted by applicable Law. The provisions of this Section 5.2 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the SPAC D&O Indemnified Parties and their respective heirs and representatives.

(b)            The Company shall, or shall cause the Surviving Corporation to, obtain and fully pay the premium for a “tail” insurance policy (the “D&O Tail Insurance”) that provides coverage for up to a six (6) year period from the Closing Date, for the benefit of the directors and officers of the Surviving Corporation and SPAC (the “D&O Indemnified Parties”) that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company or the Surviving Corporation be required to expend for such policies pursuant to this Section 5.2(b) an annual premium amount in excess of $400,000. The Company shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other parties to honor all obligations thereunder.

5.3           No Trading in SPAC Stock. The Company acknowledges and agrees that it and each other F&M Company is aware of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC and OTC promulgated thereunder or otherwise and other applicable Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (except with the prior written consent of SPAC), take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.4           Anti-Takeover Matters. During the Interim Period, the Company shall not adopt any shareholder rights plan, “poison pill” or similar anti-takeover instrument or plan in effect to which any F&M Company would be or become subject, party or otherwise bound.

5.5           Financial Statements.

(a)            By no later than June 30, 2025, the Company will deliver to SPAC the audited consolidated statement of financial position of the F&M Companies as of December 31, 2024 and December 31, 2023, and the related consolidated statements of profit or loss, changes in equity and cash flows for the year then ended, prepared in conformity with IFRS, audited in accordance with PCAOB standards and including the notes thereto and the report of a qualified and recognized independent accountant, for inclusion in the Proxy/Registration Statement.

(b)            By no later than sixty (60) calendar days following the end of each six- month period, the Company will deliver to SPAC the consolidated statement of financial position, and the related consolidated statements of profit or loss, changes in equity and cash flows of the F&M Companies for such six-month period; and, within (90) calendar days following the end of each fiscal year of the Company, the Company shall deliver to SPAC the audited consolidated statement of financial position, and the related consolidated statements of profit or loss, changes in equity and cash flows of the F&M Companies for such fiscal year.

5.6           Regulation S-K 1200. By no later than June 30, 2025, the Company will deliver to SPAC, for inclusion in the Proxy/Registration Statement, all documents and information as required by Item 1200 of Regulation S-K of the Exchange Act, as would comply with the requirements of Regulation S-K for the Company’s material operations and for each property that is material to the Companies’ business and financial condition and that must be filed with the Proxy/Registration Statement.

5.7           [Reserved].

5.8           Company Interim Financing. The Company will use commercially reasonable efforts to raise Company Interim Financing in the amount of at least $5,000,000. In pursuing any Company Interim Financing, the Company shall consult with, and consider in good faith any feedback from, SPAC and SPAC’s financial advisors regarding the plan for and details of such potential Company Interim Financing, including the proposed terms, marketing strategy, counterparties, offers, counteroffers and timing thereof. The Company shall keep SPAC reasonably informed with respect to any material developments relating to a potential Company Interim Financing, including providing any term sheets, indications of interest, letters of intent and drafts of the Company Interim Financing Agreements sent or received.

ARTICLE VI

COVENANTS OF SPAC

6.1           Trust Account Payments. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to SPAC Shareholders pursuant to the SPAC Share Redemptions; (B) immediately thereafter, pay the aggregate accrued and unpaid amount of Company Transaction Expense as of immediately prior to the Merger Effective Time; and (C) disburse all remaining amounts then available in the Trust Account to a bank account designated by the Company for its immediate use, in each case of (A), (B) and (C), by wire transfer of immediately available funds from the Trust Account, subject to this Agreement and mutual agreement by the Company and SPAC, and the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

6.2           SPAC OTC Registration.

(a)            From the date of this Agreement until the Closing, SPAC shall use commercially reasonable efforts to ensure that the SPAC Shares, SPAC Warrants and SPAC Units continue to be registered, quoted and qualified to be traded on the OTC Markets.

(b)            SPAC shall use commercially reasonable efforts to prepare and file with the SEC proxy materials for the purpose of soliciting proxies from holders of SPAC Shares sufficient to obtain SPAC shareholder approval at an extraordinary general meeting to be called and held, in accordance with the SPAC Charter, to extend the time to complete its initial Business Combination from December 19, 2025 to January 31, 2026, if necessary to consummate the Transactions.

6.3           SPAC Conduct of Business.

(a)            Except (i) as expressly permitted by this Agreement or the Ancillary Agreements, (ii) as required by applicable Law, any Governmental Authority or any Contract to which SPAC is a party, (iii) as set forth on Section 6.3(a) of the SPAC Disclosure Letter, (iv) for the incurrence of SPAC Transaction Expenses or (v) as consented to by the Company in writing (which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if the Company has not affirmatively denied consent in writing within five (5) Business Days of receipt of SPAC’s written request for consent), during the Interim Period, SPAC shall operate its business in the Ordinary Course and shall not:

(i)              Change, modify or amend the Trust Agreement or the SPAC Governing Documents, or seek any approval from the SPAC Shareholders to take any such action, except as contemplated by the Transaction Proposals or in connection with the Sponsor Class A Conversion;

(ii)             Change, modify or amend the SPAC Warrant Agreement, other than change, modify or amend the SPAC Warrant Agreement in connection with entry into the Warrant Assignment Agreement;

(iii)            (A) make or declare any dividend or distribution to the SPAC Shareholders or make any other distributions in respect of its share capital or equity interests; (B) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of its capital stock or equity interests; or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of share capital or membership interests, warrants or other equity interests, other than a redemption of SPAC Shares (prior to the Merger Effective Time) made as part of the SPAC Share Redemptions;

(iv)           Merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or business, or be acquired by any other Person;

(v)            Enter into, renew or amend in any material respect, any transaction or Contract (A) with an Affiliate of SPAC, (B) with any SPAC Shareholder except as permitted or contemplated by this Agreement or (C) with any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater;

(vi)           Incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell or guaranty any debt securities or warrants or other rights to acquire any debt securities or guaranty any debt securities of another Person, other than any Indebtedness for borrowed money or guarantee expressly contemplated by this Agreement or working capital loans;

(vii)          Make any material change in its accounting principles, policies, procedures or methods unless required by an amendment in GAAP or IFRS made subsequent to the date hereof, as agreed to by its independent accountants; or engage in any conduct in a new line of business or engage in any material commercial activities (other than to consummate the Transactions);

(viii)         Issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any SPAC Shares or rights or other securities exercisable for or convertible into SPAC Shares; or grant any options, warrants or other equity-based awards with respect to SPAC Shares not outstanding on the date of this Agreement;

(ix)            Waive, release, compromise, settle or agree to waive, release, compromise, or settle any Action, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

(x)             Hire, or otherwise enter into any employment, collective bargaining, consulting or similar agreement with, any person; grant any increase in the compensation of any current or former officer or director; adopt any benefit plan for the benefit of any current or former officer or director; or materially amend any existing agreement with any current or former officer or director;

(xi)            Make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants, other than business expenses advanced to officers or directors in the Ordinary Course), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any Person;

(xii)           Liquidate, dissolve, reorganize or otherwise wind-up its business and operations;

(xiii)          Split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of SPAC’s share capital or equity interests;

(xiv)         Purchase, repurchase, redeem (except for the exercise of the SPAC Share Redemption) or otherwise acquire any issued and outstanding share capital, membership interests or other equity interests of SPAC; or

(xv)           Enter into any formal or informal agreement or otherwise make a binding commitment to do any action prohibited under this Section 6.3(a).

(b)            During the Interim Period, SPAC shall comply in all material respects with, and continue performing under, as applicable, its Governing Documents, the Trust Agreement and all other material Contracts to which it is a party.

6.4           SPAC Public Filings. Between the date of this Agreement and the Merger Effective Time or the earlier termination of this Agreement, SPAC will use its reasonable best efforts to keep current and file all of the forms, reports, schedules, statements and other documents required to be filed by SPAC with the SEC, including all necessary amendments and supplements thereto (the “Additional SEC Reports”), and otherwise use its reasonable best efforts to comply in all material respects with applicable securities Laws. All such Additional SEC Reports (including any financial statements or schedules included therein) (a) shall be prepared in all material respects in accordance with either the requirements of the Securities Act, the Exchange Act and the Sarbanes- Oxley Act, as the case may be, and the rules and regulations promulgated thereunder and (b) will not, at the time they are filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 6.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or OTC. SPAC shall consult with the Company regarding any Additional SEC Reports which discuss or refer to this Agreement or the Transactions; provided, however, that SPAC will have the final approval.

ARTICLE VII
JOINT COVENANTS

7.1           Regulatory Approvals; Other Filings.

(a)            Each of the Company, SPAC and Merger Sub shall use their respective commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in order to complete lawfully the Transactions under the Laws set forth and described on Section 7.1(a) of their respective Disclosure Letters, including listing the Public Company Shares on Nasdaq (the “Regulatory Approvals”) as soon as practicable (but in any event prior to the Outside Date) and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and Merger Sub shall take such action as may be required to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as practicable after the execution of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 7.1(a), the first sentence of Section 7.1(b) or Section 7.3 shall require or obligate SPAC, any F&M Company, Merger Sub or any of their respective Affiliates to agree or otherwise be required to take or forbear from any commercially impracticable action or accept any condition or restriction in order to obtain any Regulatory Approvals.

(b)            With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and Merger Sub shall (i) to the extent required by applicable Laws, promptly submit all notifications, reports, and other filings required to be submitted to a Governmental Authority in order to obtain the Regulatory Approvals; (ii) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (iii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to SPAC, and SPAC shall promptly furnish to the Company, copies of any substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of the Company, SPAC or Merger Sub shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC agrees to provide to the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Company and SPAC agrees to make all filings, to provide all information reasonably required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided further that such party shall not be required to provide information to the extent that (A) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (B) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (C) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (D) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

(c)            Each of the Company and SPAC shall be responsible for and pay fifty percent (50%) of the filing fees payable to the Governmental Authorities in connection with the Transactions.

7.2           Preparation of Proxy/Registration Statement; SPAC Shareholder Meeting and Approvals; Company Shareholder Resolution and Company Shareholder Approval.

(a)            Proxy/Registration Statement.

(i)             As promptly as reasonably practicable after the execution of this Agreement, the Company and SPAC shall prepare and mutually agree upon and file with the SEC a proxy/registration statement on Form F-4 (as amended or supplemented from time to time, the “Proxy/Registration Statement”) relating to the meeting of SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholder Meeting”) (A) in connection with the registration under the Securities Act of the Public Company Shares pursuant to this Agreement, (B) to provide the Public Shareholders an opportunity in accordance with SPAC Governing Documents to have their SPAC Shares redeemed in the SPAC Share Redemption and (C) to solicit proxies from SPAC Shareholders for the approval and adoption of: (1) this Agreement, the Ancillary Agreements, the Merger and the other Transactions, (2) the plan of Merger and other documents required under the Act to effect the Merger with the Delaware Secretary of State, (3) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, (4) any other proposals as determined by SPAC and the Company to be necessary or appropriate in connection with the Transactions, and (5) adjournment of the SPAC Shareholder Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (1) through (5), collectively, the “Transaction Proposals”). The Company and SPAC shall furnish all information concerning such party as SPAC and the Company may reasonably request in connection with such actions and the preparation of the Proxy/Registration Statement, including such information as may be required to prepare customary pro forma financial information. Each such Party shall use their commercially reasonable efforts to (w) cause the Proxy/ Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto, including all rules and regulations promulgated by the SEC, (x) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (y) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (z) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company and SPAC shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Company Shares pursuant to this Agreement. Each of the Company and SPAC also agrees to use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company and SPAC shall furnish all information concerning the F&M Companies (in the case of the Company) or SPAC and its Affiliates (in the case of SPAC) and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall mail (or cause to be mailed) the Proxy/Registration Statement to the SPAC Shareholders. Each of SPAC and the Company shall furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, a current report of SPAC on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions. Subject to Section 10.6, the Company, on the one hand, and SPAC, on the other hand, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees. SPAC shall comply in all material respects with all applicable rules and regulations promulgated by the SEC, any applicable rules and regulations of Nasdaq, SPAC Governing Documents, and this Agreement in the distribution of the Proxy/Registration Statement, any solicitation of proxies thereunder, the calling and holding of the SPAC Shareholder Meeting and the SPAC Share Redemption.

(ii)            Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC and the Company. The Company will advise SPAC, and SPAC will advise the Company, as applicable, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Company Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide each other with a reasonable opportunity to provide comments and amendments to any such filing. SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendments filed in response thereto.

(iii)            If, at any time prior to the Closing, any event or circumstance relating to SPAC or its officers or directors is discovered by SPAC which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, a current report of SPAC on Form 8-K, SPAC shall promptly inform the Company. If, at any time prior to the Closing, any event or circumstance relating to the Company, any of its Subsidiaries (including Merger Sub) or their respective officers or directors is discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, a current report of SPAC on Form 8-K, the Company shall promptly inform SPAC. Thereafter, SPAC and the Company shall promptly cooperate in the preparation of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Shareholders.

(b)            SPAC Shareholders’ Approval.

(i)             As promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of and convene and hold the SPAC Shareholder Meeting (and in any event, such meeting shall be held not more than thirty (30) days after the date on which the Proxy/Registration Statement is mailed to the SPAC Shareholders) for the purpose of voting on the Transaction Proposals and obtaining the SPAC Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing SPAC Shareholders with the opportunity to elect to effect a SPAC Share Redemption and such other matters as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of this Agreement, the plan of Merger, and the Transaction Proposals, including the SPAC Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Shareholders’ Approval and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law or Nasdaq rules (as applicable) and the SPAC Charter; provided that none of SPAC, Sponsor or any of their Affiliates shall be required to pay any additional consideration to any SPAC Shareholder in order to obtain the SPAC Shareholders’ Approval. SPAC shall consult with the Company regarding the record date and the date of the SPAC Shareholder Meeting and shall not adjourn or postpone the SPAC Shareholder Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC may adjourn or postpone the SPAC Shareholder Meeting without any such consent (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC reasonably determines (following consultation with the Company) is necessary to comply with applicable Laws, is provided to the SPAC Shareholders in advance of a vote on the adoption of this Agreement, the Plan of Merger and the Transaction Approvals, (2) if, as of the time that the SPAC Shareholder Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholder Meeting, or (3) if, as of the time that the SPAC Shareholder Meeting is originally scheduled, adjournment or postponement of the SPAC Shareholder Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Shareholders’ Approval. To the extent practicable, and in any event subject to the SPAC’s obligations under Law, SPAC shall provide the Company with reasonable updates with respect to the tabulated vote counts received by SPAC and the right to review and discuss all material communication sent to SPAC Shareholders with respect to the SPAC Shareholder Meeting.

(ii)             Subject to Section 7.2(a)(iii), the Proxy/Registration Statement shall include a statement to the effect that SPAC Board has recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholder Meeting and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, such recommendation.

(iii)            Promptly following the execution of this Agreement, the Company, in its capacity as the sole shareholder of Merger Sub, shall approve and adopt this Agreement, authorize the Plan of Merger and approve the Transactions (the “Merger Sub Shareholder Approval”).

(c)            Approval of Company Shareholders.

(i)             The Company shall seek an ordinary resolution (as required by the Company Governing Documents or the OBCA) passed (a) at a duly convened and quorate meeting of the Company Shareholders or (b) by written resolution in accordance with the OBCA (the “Company Shareholder Resolution”), in favor of the approval of the Board Change as promptly as reasonably practicable, but in any event within forty (40) days after the Proxy/Registration Statement becomes effective. The Company will use its reasonable best efforts to solicit the Company Shareholder Resolution from the Company Shareholders, and to take all other action necessary or advisable to obtain the Company Shareholder Resolution and to secure the vote or consent of its shareholders required by and in compliance with all applicable Law or Nasdaq rules and the Company Governing Documents; provided that none of the Company or any of its Affiliates shall be required to pay or provide any additional consideration to any Company Shareholder in order to obtain the Company Shareholder Resolution. To the extent practicable and subject to the Company’s obligations under applicable Law, the Company shall provide SPAC with reasonable updates to SPAC regarding the status of and any issues arising with respect to obtaining the Company Shareholder Resolution and the right to review and discuss all material communication sent to Company Shareholders with respect to the Company Shareholder Resolution. The Company shall comply in all material respects with Company Governing Documents, the applicable provisions of the OBCA and this Agreement in the distribution of any solicitation of the Company Shareholder Resolution.

(ii)             The Company Board has recommended that the Company Shareholders vote in favor of the Company Shareholder Resolution and the Company Shareholder Approval; and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, such Company Board recommendation and the Company Shareholder Approval.

(iii)            Promptly following the execution of this Agreement, the Company Shareholders, shall approve and adopt this Agreement, authorize the Plan of Merger and approve the Transactions (the “Company Shareholder Approval”).

7.3           Support of Transaction. The Company shall, and shall cause the other F&M Companies and Merger Sub to, and SPAC shall (a) use its reasonable best efforts to obtain all material consents and approvals of third parties that any F&M Company, Merger Sub or SPAC, as applicable, is required to obtain in order to consummate the Transactions and (b) take or cause such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article VIII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided that, notwithstanding anything contained herein to the contrary, nothing in this Agreement shall require any F&M Company, SPAC or Merger Sub or any of their respective Affiliates to (i) commence or threaten to commence, pursue or defend against any Action (except as required under Section 7.5, and without limiting the express obligations to make regulatory filings under Section 7.1), whether judicial or administrative, (ii) seek to have any stay or other Governmental Order vacated or reversed, (iii) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of the F&M Companies, (iv) take or commit to take actions that limit the freedom of action of any F&M Company or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of the F&M Companies or SPAC or (v) bear any material expense, pay any material fee or grant any financial, legal or other accommodation to any other Person (for the avoidance of doubt, without limiting the express obligations of such parties under the terms of this Agreement and the Ancillary Agreements).

7.4           Tax Matters.

(b)            Notwithstanding anything to the contrary contained herein, all Transfer Taxes shall be borne fifty percent (50%) by SPAC and fifty percent (50%) by the Company. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(b)            At or prior to the Closing, SPAC shall deliver to the Company a properly executed certification that the SPAC Shares are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by the Company with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(c)            The parties hereto agree and acknowledge that, as long as the Sponsor Support and Exchange Agreement remains in effect, (i) the Surviving Corporation shall not be liquidated (including in a deemed liquidation of the Surviving Corporation for U.S. federal income tax purposes), and (ii) at least fifty percent (50%) of any cash and cash equivalents remaining in the Trust Account after any redemptions of the Redeeming SPAC Shares and the distributions contemplated by this Agreement shall be retained by the Surviving Corporation, provided that the Surviving Corporation may use such retained cash and cash equivalents to make loans to the F&M Companies and their Affiliates.

7.5           Shareholder Litigation. The Company shall promptly advise SPAC, and SPAC shall promptly advise the Company, as the case may be, in writing of any Action commenced (or to the Knowledge of the Company or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Merger or any of the other Transactions (any such Action, “Shareholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Shareholder Litigation. Each of the parties shall reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Shareholder Litigation. The Company shall give SPAC the opportunity to participate in the defense or settlement of any such Shareholder Litigation brought against the Company, any of its Subsidiaries or any of its directors, and no such settlement shall be agreed to without the SPAC’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The SPAC shall give the Company the opportunity to participate in the defense or settlement of any such Shareholder Litigation brought against SPAC, any of its Subsidiaries or any of their respective directors, and no such settlement shall be agreed to without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.6           Acquisition Proposals and Alternative Transactions. During the Interim Period, each of the Company and SPAC shall not, and shall cause its Representatives not to, (a) initiate any negotiations with respect to, or provide any non-public information or data concerning, the Company or SPAC or their respective Subsidiaries to any Person relating to an Acquisition Proposal or Alternative Transaction or afford to any Person access to the business, properties, assets or personnel of any F&M Company or SPAC in connection with an Acquisition Proposal or Alternative Transaction, (b) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or Alternative Transaction, (c) grant any waiver, amendment or release under any confidentiality agreement or the anti- takeover Laws of any state relating to an Acquisition Proposal or Alternative Transaction or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or Alternative Transaction. Each of the Company and SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction or Acquisition Proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.6 by a party or its affiliates or Representatives shall be deemed to be a breach of this Section 7.6 by such party. Notwithstanding the foregoing, any transaction between the existing Company Shareholders does not constitute an Acquisition Proposal or Alternative Transaction.

7.7           Access to Information; Inspection. During the Interim Period, to the extent permitted by applicable Law, each of the Company and SPAC shall, and shall cause each of its Subsidiaries to, (a) afford to the other party and its Representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the Ordinary Course of its operations, to all of its respective assets, properties, facilities, books, Contracts, Tax Returns, records and appropriate officers, employees and other personnel, and shall furnish such Representatives with all financial and operating data and other information concerning its affairs that are in its possession as such Representatives may reasonably request, and (b) cooperate with the other party and its Representatives regarding all due diligence matters, including document requests. All information obtained by the Company or SPAC and their respective Representatives pursuant to the foregoing shall be subject to the NDA. Notwithstanding the foregoing, neither the Company nor SPAC shall be required to directly or indirectly provide access to or disclose information where the access or disclosure would violate its obligations of confidentiality or similar legal restrictions with respect to such information, would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention) or would violate any Law or regulation applicable to such party.

7.8           Delisting and Deregistration. If applicable, the Company and SPAC shall use their respective reasonable best efforts to cause the SPAC Units, the SPAC Shares and the SPAC Warrants to be delisted from the OTC and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by the Company) as of the Merger Effective Time or as soon as practicable thereafter.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS

8.1           Conditions to Obligations of SPAC and the Company. The obligations of each of SPAC and the Company to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by both of such parties:

(a)            The SPAC Shareholders’ Approval and the Company Shareholder Resolution shall have been obtained and remain in full force and effect;

(b)            All Regulatory Approvals shall have been obtained or have expired or been terminated, as applicable;

(c)            The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d)            No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions;

(e)            There shall not be any Governmental Order which has become final and non-appealable as a result of any Action brought by a third party that is not an Affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing;

(f)             The Public Company Shares shall have been approved for listing on Nasdaq; and

(g)            Each of the Ancillary Agreements shall have been entered into and the same shall be in full force and effect.

(h)            The aggregate amount of (i) the net cash proceeds available in the Trust Account (after giving effect to the SPAC Share Redemptions), (ii) the principal amount available under the Convertible Note and (iii) the net cash proceeds from any additional private or public financing received by the Company in connection with this Agreement and the Transactions shall equal to at least $5,000,001.

8.2           Conditions to Obligations of SPAC. The obligations of SPAC to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a)            Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though then made, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except, in each case, for inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

(b)            Each of the covenants and obligations of the Company to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c)            There shall not have been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

8.3           Conditions to the Obligations of the Company. The obligations of the Company to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)            Each of the representations and warranties of SPAC contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though then made, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, and except, in each case, for inaccuracies or omissions that (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or another similar materiality qualification set forth therein) individually or in the aggregate, have not had, and would not reasonably be expected to have a SPAC Material Adverse Effect;

(b)            Each of the covenants and obligations of SPAC to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)            There shall not have been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect; and

(d)            SPAC or its Affiliates shall have paid all Excise Taxes of SPAC that are due and payable as of the Closing Date; provided, that if such Excise Taxes (i) are counted towards, and the amount thereof is equal to or less than, the SPAC Transaction Expenses Cap and (ii) will be paid on or prior to the Closing Date in connection with the Closing of the Transactions, the condition in this Section 8.3(d) shall be deemed to have been satisfied.

8.4           Frustration of Conditions. Neither SPAC or the Company may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other party hereto to be satisfied, as required by Section 7.3.

ARTICLE IX
TERMINATION/EFFECTIVENESS

9.1           Termination. This Agreement may be terminated and the Transactions abandoned:

(a)            By mutual written consent of the Company and SPAC;

(b)            By written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c)            By written notice from the Company or SPAC to the other if the SPAC Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof;

(d)            By written notice from SPAC to the Company if the Company Shareholder Resolution shall not have been obtained within forty (40) days after the Proxy/Registration Statement became effective;

(e)            By written notice to the Company from SPAC if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 8.2(a) and Section 8.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by the Company of notice from SPAC of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Company’s obligations specified in Section 5.5(a) or Section  5.6 are not timely satisfied, as applicable (a “Terminating Company Reporting Breach”), except that, if any such Terminating Company Reporting Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after such breach (the “Company Reporting Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Reporting Breach is not cured within the Company Reporting Cure Period, or (iii) the Closing has not occurred on or before December 31, 2025, or such later date if such date is extended in accordance with the SPAC Charter (the “Outside Date”) other than as a result of a material breach of this Agreement by SPAC;

(f)             By written notice to SPAC from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 8.3(a) and Section 8.3(b) would not be satisfied at the Closing (a “Terminating SPAC Breach”), except that, if any such Terminating SPAC Breach is curable by SPAC through the exercise of its reasonable best efforts, then, for a period of up to fifteen (15) days after receipt by SPAC of notice from the Company of such breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within the SPAC Cure Period, (ii) $8,000,000 of the Convertible Note shall not have been funded within five (5) Business Days of the date of this Agreement (a “Terminating Convertible Note Funding Breach”), except that, if any such Terminating Convertible Note Funding Breach is cured within three (3) Business Days of its occurrence (the “Convertible Note Funding Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Convertible Note Funding Breach is not cured within the Convertible Note Funding Cure Period, or (iii) the Closing has not occurred on or before the Outside Date other than as a result of a material breach of this Agreement by the Company.

9.2           Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, shareholders, or other Representatives; provided that (a) the Company or SPAC, as the case may be, shall be liable to the other for any willful and material breach of this Agreement occurring prior to such termination and (b) in the event that this Agreement is terminated by SPAC pursuant to Section 9.1(e), then, pursuant to the terms of the Convertible Note, and in addition to any liability the Company has under clause (a) of this Section 9.2, the Company shall pay to the Holder (as defined under the Convertible Note) or its respective assigns, as applicable, the outstanding principal amount of the Convertible Note, together with all accrued and unpaid interest thereon. Notwithstanding anything to the contrary expressed or implied in this Agreement, the provisions of this Section 9.2 and Article X and the NDA shall survive any termination of this Agreement in accordance with its terms.

ARTICLE X
MISCELLANEOUS

10.1          Trust Account Waiver.

(a)            The Company acknowledges that, as described in the final prospectus of SPAC, filed with the SEC on January 13, 2022 (File No: 333-261317) and available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of the IPO and private placements of its securities occurring simultaneously with the IPO, and substantially all of those proceeds (including overallotment securities acquired by SPAC’s underwriters) have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by the underwriters of SPAC) (“Public Shareholders”). The Company understands and acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its Taxes, cash in the Trust Account may be disbursed only (i) to the Public Shareholders that elect to redeem their SPAC Shares if SPAC completes a transaction which constitutes a Business Combination or in connection with an extension of the deadline to consummate a Business Combination; (ii) to the Public Shareholders if SPAC fails to complete a Business Combination within twelve (12) months after the closing of the IPO (as such date may be extended by amendment to the SPAC Governing Documents with the consent of the SPAC Shareholders); and (iii) to SPAC after or concurrently with the consummation of a Business Combination.

(b)            For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its Affiliates, hereby agrees that, notwithstanding anything to the contrary contained in this Agreement, neither it nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement, or any proposed or actual business relationship between SPAC or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever. The Company acknowledges and agrees that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law.

(c)            To the extent that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which Action seeks, in whole or in part, monetary relief against SPAC or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

(d)            Notwithstanding the foregoing, nothing herein shall (i) prohibit the right of the Company or its Affiliates to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account (other than distributions therefrom directly or indirectly to the Public Shareholders), for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the SPAC Share Redemptions) to SPAC in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect SPAC’s ability to fulfill its obligations to effectuate the SPAC Share Redemptions or (ii) serve to limit or prohibit any claims that the Company and its Affiliates may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions from the Trust Account directly or indirectly to the Public Shareholders).

(e)            This Section 10.1 will survive any termination of this Agreement for any reason and continue indefinitely.

10.2          Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

10.3         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows:

If to SPAC, to:

Papaya Growth Opportunity Corp. I

3500 South Dupont Highway, Suite HX-102
Dover, DE 19901

E-mail: clay@papayagrowth.com
Attention: Clay Whitehead

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017

Email: alan.annex@gtlaw.com; adam.namoury@gtlaw.com
 Attention: Alan Annex; Adam Namoury

If to the Company, to:

Forbes & Manhattan Resources Inc.
198 Davenport Road

Toronto, ON Canada M5R1J2
Email: nsaid@fmresources.ca
Attention: Neil Said

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154
Email: gcaruso@loeb.com
Attention: Giovanni Caruso

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

10.4         Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

10.5         Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Closing.

10.6         Expenses. Except as otherwise set forth in this Agreement, including in Section 7.1(c), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, the Company shall pay or cause to be paid, in accordance with Section 2.8(c), the Company Transaction Expenses and a portion (not to exceed $5,000,000) of the SPAC Transaction Expenses.

10.7         Governing Law. This Agreement, and any claim or cause of action based upon, arising out of, or related to this Agreement (whether based on law, in equity, in contract, in tort or on any other theory) of the negotiation, execution, performance or enforcement of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

10.8         Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

10.9         Company and SPAC Disclosure Letters. The Company Disclosure Letter and the SPAC Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter or the SPAC Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

10.10       Entire Agreement. This Agreement (together with the Company Disclosure Letter and the SPAC Disclosure Letter) and the Ancillary Agreements constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Non-Binding Indicative Letter of Intent between SPAC and the Company dated January 31, 2025). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth or referenced in this Agreement and the Ancillary Agreements.

10.11       Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

10.12       Publicity.

(a)            All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, prior to the Closing shall, be subject to the prior mutual approval of SPAC and the Company, which approval shall not be unreasonably withheld, conditioned or delayed by either such party; provided that (i) no party shall be required to obtain consent pursuant to this Section 10.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 10.12(a) and (ii) nothing contained in this Section 10.12(a) shall prevent SPAC or the Company or their respective Affiliates from furnishing customary summarized information concerning the Transactions and publicly available information to their current and prospective investors.

(b)            The restriction in Section 10.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that, in such an event, the party making the announcement shall use its reasonable best efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to satisfy or obtain approval or early termination in connection with the Regulatory Approvals and to make any relating filing shall be deemed not to violate this Section 10.12.

10.13       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

10.14       Jurisdiction; Waiver of Jury Trial.

(a)            All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that, if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the Parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 10.3 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.

(b)            Each of the Parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any Party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 10.14. Each party acknowledges and agrees that any controversy which may arise under this Agreement and the Transactions is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action directly or indirectly arising out of or relating to this Agreement or any of the Transactions.

10.15       Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

10.16       Non-Recourse.

(a)            This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Company or SPAC.

(b)            No past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or other Representative of the Company or SPAC and no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the Company or SPAC under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

10.17       Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all of such representations and warranties shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

Papaya Growth Opportunity Corp. I

By:	/s/ Clay Whitehead
Name:	Clay Whitehead
Title:	Chief Executive Officer

[Signature page to Business Combination Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

COMPANY:

Forbes & Manhattan Resources Inc.

By:	/s/ Stan Bharti
Name: Stan Bharti
Title: Director

MERGER SUB:

F&M Merger Sub 1 Inc.

By:	/s/ Stan Bharti
Name: Stan Bharti
Title: Director

[Signature page to Business Combination Agreement]

EXHIBIT A

Form of Lock-Up Agreement

D-80

FINAL FORM

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT dated as of [    ], 2025 (this “Agreement”), by and among the undersigned holders of Company Shares and the undersigned holders of SPAC Shares (each, a “Holder”), and Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as de- fined below).

RECITALS

WHEREAS, on April 21, 2025, the Company, SPAC and F&M Merger Sub 1 Inc., a Del- aware corporation (“Merger Sub”) entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation of the Merger and a direct subsidiary of the Company (the “Merger”, and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, as a result of the Transactions, except as otherwise contemplated by the Busi- ness Combination Agreement, (i) all of the issued and outstanding capital stock of SPAC immedi- ately prior to the Closing shall be exchanged for the right to receive newly issued Public Company Shares, and (ii) all of the Company Shares shall be listed on Nasdaq, all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, as a result of the consummation of the Transactions, on the Closing Date, each Holder will become the record and/or beneficial owner of the number of Public Company Shares set forth opposite such Holder’s name on Exhibit A; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing, and, as a material inducement for SPAC and the Company to enter into and consummate the Trans- actions, each Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Lock-Up.

(a)            During the Lock-up Period (as defined below), each Holder irrevocably agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) or enter into a transaction that would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition or to enter into any transaction, swap, hedge or other arrangement or engage in any Short Sales (as defined below) with respect to any Lock-up Shares (collectively, “Transfer”).

(b)            In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration state- ment, and (ii) notify its transfer agent in writing of the stop order and the restrictions on such Lock- up Shares under this Agreement and direct such transfer agent not to process any attempts by an Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. In addition to any other applicable legends, each certificate or book entry position representing the Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the follow- ing form:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RE- STRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREE- MENT, DATED AS OF [●], 2025 BY AND AMONG THE ISSUER OF SUCH SHARES (THE “ISSUER”) AND THE ISSUER’S SHARE- HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREE- MENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)            For purposes of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)            For purpose of this Agreement, the term “Lock-up Period” means the period commencing on the Closing Date and ending on the earlier of (i) with respect to 50% of Public Company Shares held by each Holder, (A) the date that is six (6) months thereafter, (B) the date on which the last reported sale price of the Public Company Shares equals or exceeds $11.50 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the Closing Date, or (C) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Public Company Shares for cash, securities or other property and (ii) with respect to 50% of Public Company Shares held by each Holder, (A) the date that is twelve (12) months thereafter, (B) the date on which the last reported sale price of the Public Company Shares equals or exceeds $15.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the Closing Date, or (C) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Public Company Shares for cash, securities or other property.

2

2.            Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Public Company Shares, or any economic interest in or derivative of such Public Company Shares, other than the Lock-up Shares, as set on Exhibit A.

3.            Permitted Transfers. Notwithstanding the foregoing, the restrictions set forth in Section 1 shall not apply to (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended); (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the benefi- ciary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization; (c) transfers by virtue of the laws of descent and distribution upon death of the Holder; or (d) transfers by operation of law or pursuant to a court order, such as a qualified do- mestic relations order, divorce decree or separation agreement; provided that, in each of the cases described in clauses (a) through (d) of this Section 3, the transferee enters into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the terms of this Agreement.

4.            Representations and Warranties. Each of the parties hereto, by their respective ex- ecution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and au- thority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agree- ment and (c) the execution, delivery and performance of such party’s obligations under this Agree- ment will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

5.            Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Public Company Shares, or any economic interest in or derivative of such Public Company Shares, other than the Public Company Shares set forth opposite such Holder’s name on Exhibit A, all of which, on consummation of the Transactions, are collectively referred to as the “Lock-up Shares”.

6.            No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

3

7.            Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice pro- visions:

(a)	If to the Company, to:

Forbes & Manhattan Resources Inc.

198 Davenport Road

Toronto, ON Canada M541J2

Attention: Neil Said

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Giovanni Caruso.

E-mail: gcaruso@loeb.com

(b)	If to a Holder, to the address set forth opposite such Holder’s name on Exhibit A or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.            Enumeration and Headings. The enumeration and headings contained in this Agree- ment are for convenience of reference only and shall not control or affect the meaning or construc- tion of any of the provisions of this Agreement.

9.            Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

10.            Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by SPAC and Holdco and their respective successors and assigns.

11.            Severability. If any provision of this Agreement is held to be invalid or unenforce- able for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

4

12.            Amendment. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

13.            Further Assurances. Each party shall do and perform, or cause to be done and per- formed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.            Governing Law. The provisions of Section 10.7 and 10.14 of the Business Combi- nation Agreement are incorporated herein by reference and shall apply with full force and effect to any disputes arising hereunder and shall survive the Closing.

16.            Entire Agreement. This Agreement and the other agreements referenced herein con- stitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FORBES & MANHATTAN RESOURCES INC.

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

PAPAYA GROWTH OPPORTUNITY I SPONSOR, LLC

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

FORBES & MANHATTAN LIMITED

By:
Name:
Title:

[Additional Shareholders to be added]

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

[__]

By:
Name:
Title:

[Additional Shareholders to be added]

[Signature Page to Lock-up Agreement]

EXHIBIT A HOLDERS

Shareholder	Number of Public Company Shares (Lock-up Shares)	Address for Notices
Papaya Growth Opportunity I Sponsor, LLC	[ ]	3500 South Dupont Highway, Suite HX- 102 Dover, DE 19901 E-mail: clay@papayagrowth.com Attention: Clay Whitehead
Forbes & Manhattan Limited	[ ]	[Forbes & Manhattan Resources Inc. 198 Davenport Road Toronto, ON Canada M5R1J2 Email: nsaid@fmresources.ca Attention: Neil Said]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

EXHIBIT B

Form of Registration Rights Agreement

FINAL FORM

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], is made and entered into by and among Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Papaya Growth Opportunity I Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), certain stockholders of the Company set forth on Schedule 1 hereto (such stockholders, the “Company Holders”) and other persons and entities (collectively with the Sponsor, the Company Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.8 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, Papaya Growth Opportunity Corp. I (the “SPAC”), the Sponsor and each of the other parties thereto are party to that certain Registration Rights Agreement, dated as of January 13, 2022 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of April 21, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, F&M Merger Sub 1 Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and SPAC, pursuant to which, among other things, and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into the SPAC (the “Merger”), with the SPAC surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, on the date of the Merger, as contemplated by the Merger Agreement, (i) each issued and outstanding ordinary share of the SPAC (other than ordinary shares redeemed pursuant to the SPAC’s amended and restated memorandum and articles of association) will be converted automatically into the Company’s common shares (the “Common Shares”), (ii) each issued and outstanding warrant of the SPAC became exercisable for Common Shares (“Warrant”), on substantially the same terms and conditions as were applicable to such warrant prior to the Domestication, and (iii) each outstanding unit of the SPAC separated and converted automatically into Common Shares and one-half of one Warrant;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the Sponsor received Common Shares;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question and the Sponsor holds a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof; and

WHEREAS, the Company and the Sponsor desire that the Company assume the Original RRA and amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1            Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.8.

“Additional Holder Common Shares” shall have the meaning given in Section 5.8. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission. “Common Shares” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

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“Company Holders” shall have the meaning given in the Preamble hereto.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form F-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated January 13, 2022, by and among the SPAC, the Sponsor and each of the other parties thereto.

“Joinder” shall have the meaning given in Section 5.8.

“Lock-up Period” shall have the meaning ascribed to such term in the Lock-up Agreement, dated as of [•], 2025, by and among the Company, SPAC and the Sponsor, with respect to the Sponsor Shares, as applicable.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Permitted Transferees” shall mean any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

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“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Private Placement Warrants” shall mean the warrants purchased by the Sponsor in the private placement that occurred concurrently with the closing of the SPAC’s initial public offering, including any warrants and Common Shares issued or issuable upon conversion, exchange or exercise of such warrants.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding Common Shares, Warrants, and any Common Shares issued or issuable upon the exercise of Warrants and any other equity security and any Common Shares issued or issuable upon the exercise of any equity awards of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement); (b) any Common Shares issuable upon conversion of outstanding SPAC securities; (c) any outstanding Common Shares, Warrants, equity awards and Common Shares issued or issuable upon the exercise of any other equity security of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (d) any Additional Holder Common Shares; and (e) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) (c) or (d) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume limitations or limitations as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Registration, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)            all registration, listing and filing fees, including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Common Shares is then listed;

(B)            fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)            printing, messenger, telephone and delivery expenses;

(D)            reasonable fees and disbursements of counsel for the Company;

(E)            reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)            in an Underwritten Offering or Other Coordinated Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders, up to $10,000 in the aggregate.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“SPAC” shall have the meaning given in the Recitals hereto. “Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Shares” means [             ] Common Shares held by the Sponsor.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1	Shelf Registration.

2.1.1            Filing. Within thirty (30) calendar days following the Closing Date (the “Filing Date”), the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) and shall use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the ninetieth (90th) calendar day following the Filing Date; provided that the Company shall have the Shelf declared effective within five (5) business days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Shelf will not be reviewed or will not be subject to further review by the Commission; provided further that if such date falls on a Saturday, Sunday or other day that the Commission is closed for business, such date shall be extended to the next business day on which the Commission is open for business and if the Commission is closed for operations due to a government shutdown then such date shall be extended by the same number of business days that the Commission remains closed. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

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2.1.2            Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3            Additional Registration Statement(s). Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor and the Company Holders.

2.1.4            Requests for Underwritten Offerings. Subject to Section 3.4, at any time and from time to time following the expiration of the Lock-up Period, the Sponsor or a Company Holder (any of the Sponsor or a Company Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering; provided that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Offerings shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.4.4, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor and the Company Holders may each demand not more than one (1) Underwritten Offering pursuant to this Section 2.1.4 in any twelve (12) month period, for an aggregate of not more than two (2) Underwritten Offerings pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

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2.1.5            Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Shares or other equity securities proposed to be sold by Company or by other holders of Common Shares or other equity securities, (i) first, the Registrable Securities of the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Offering), (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities, (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities, and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Shares or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities.

2.1.6            Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that the Sponsor or a Company Holder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Sponsor, the Company Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if the Sponsor or a Company Holder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Sponsor or such Company Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.6.

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2.2	Piggyback Registration.

2.2.1            Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Offering pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (vi) for a rights offering, (vii) for an equity line of credit or an at-the-market offering of securities, (viii) a Block Trade or (ix) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2            Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a)            if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

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(b)            if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c)            if the Registration or registered offering and Underwritten Offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3            Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4            Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Offering under Section 2.1.4 hereof.

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2.3            Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder participating in the Underwritten Offering that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Common Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4	Block Trades; Other Coordinated Offerings.

2.4.1            Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, at any time and from time to time following the expiration of the Lock-up Period, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $25 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2            Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in- interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3            Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

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2.4.4            The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5            A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Offering pursuant to Section 2.1.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1            General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities hereunder, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1            prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2            prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3            prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

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3.1.4            prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5            cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6            provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7            advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8            at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9            notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10            in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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3.1.11            obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12            in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13            in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14            make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), which requirement will be deemed satisfied if the Company timely files Forms 10-K, 10-Q, and 8-K as may be required to be filed under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.15            with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

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3.1.16            otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2            Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3            Requirements for Participation in Registration Statement and Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4	Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1            Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

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3.4.2            Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall notify the Holders within two (2) business days of the expiration of any period during which it exercised its rights under this Section 3.4.2.

3.4.3            Subject to Section 3.4.4, (a) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Offering and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.

3.4.4            The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than two (2) occasions for not more than sixty (60) consecutive calendar days on each occasion or not more than ninety (90) total calendar days, in each case, during any twelve (12)-month period.

3.5            Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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3.6            Restrictive Legend Removal. Subject to receipt from the Holder by the Company and the Company’s transfer agent (the “Transfer Agent”) of such customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its best efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been sold or transferred pursuant to an effective Registration, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner- of-sale restrictions applicable to the sale or transfer of such Registrable Securities. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 3.6 as soon as practicable but in any eventwithin two (2) trading days of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Registrable Securities. The Company shall be responsible for the fees of its Transfer Agent, legal fees and all DTC fees associated with such issuance.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1	Indemnification.

4.1.1            The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made), except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein.

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4.1.2            In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made), but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3            Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if necessary in the reasonable judgment of the indemnified party) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4            The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

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4.1.5            If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1            Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Forbes & Manhattan Resources Inc., Attention: Louis Giordimaina or by e-mail: [•], and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

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5.2	Assignment; No Third Party Beneficiaries.

5.2.1            This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2            Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that with respect to the Company Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (i) each of the Company Holders shall be permitted to transfer its rights hereunder as the Company Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Company Holder (it being understood that no such transfer shall reduce or multiply any rights of such Company Holder or such transferees) and (ii) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor (including the general and limited partners of the Sponsor), which, for the avoidance of doubt, shall include a transfer of its rights in connection with a distribution of any Registrable Securities held by Sponsor to its members (it being understood that no such transfer shall reduce or multiply any rights of the Sponsor or such transferees).

5.2.3            This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4            This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.

5.2.5            No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4            Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK.

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5.5            TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6         Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Company Holder so long as such Company Holder and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7            Term. This Agreement shall terminate on the earlier of (a) the fifth (5th) anniversary of the date of this Agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.8            Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

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5.9            Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Sponsor (so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company) and each Company Holder (so long as such Company Holder and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company), the Company may make any person or entity who acquires Common Shares or rights to acquire Common Shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Shares.

5.10            Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11            Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

FORBES & MANHATTAN RESOURCES INC.

By:
Name:
Title:

HOLDERS:

PAPAYA GROWTH OPPORTUNITY I SPONSOR, LLC

By:
Name:
Title:

[Entity Company Holders] a [•]

By:
Name:
Title:

[Individual Company Holders]

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule 1

Company Holders

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [•] (as the same may hereafter be amended, the “Registration Rights Agreement”), among Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Common Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the                 day of               , 20      ..

Signature of Stockholder

Print Name of Stockholder

Its:

Address:

Agreed and Accepted as of

                  , 20

FORBES & MANHATTAN RESOURCES INC.

Name:

Its:

EXHIBIT C

Form of Surviving Corporation Certificate of Incorporation

FINAL FORM

CERTIFICATE OF INCORPORATION

OF

[        ]

ARTICLE I

NAME

The name of the corporation is [     ] (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, in the City of Wilmington, County of New Castle, State of Delaware, Delaware, 19805, City of New Castle County, and the name of the Corporation’s registered agent at such address is Vcorp Services LLC.

ARTICLE IV

CAPITALIZATION

4.1            Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [ ] shares of common stock (the “Common Stock”), including (i) [ ] shares of Class A Common Stock (the “Class A Common Stock”) and (ii) [8,644,375] shares of Class B Common Stock (the “Class B Common Stock”).

4.2	Common Stock.

(a)            The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The Class B Common Stock shall be non-voting except as expressly provided in this Certificate of Incorporation.

(b)	Class B Common Stock.

(i)             Shares of Class B Common Stock are exchangeable for common shares of Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (“Parent”), upon the terms and subject to the conditions specified in the Sponsor Support and Exchange Agreement, dated April [ ], 2025 (the “Sponsor Support and Exchange Agreement”), by and among Parent, the Corporation, and Papaya Growth Opportunity I Sponsor, LLC, a Delaware limited liability company.

(ii)            To the extent an outstanding share of Class B Common Stock shall be exchanged for a common share of Parent in accordance with the Sponsor Support Agreement, such share of Class B Common Stock shall be cancelled and no longer considered outstanding.

(iii)            Holders of shares of Class B Common Stock shall be entitled to all of the rights, preferences and privileges specified in the Sponsor Support Agreement.

(c)            Except as otherwise required by law, this Certificate of Incorporation or the Sponsor Support Agreement, at any annual or special meeting of the stockholders of the Corporation, the holders of the Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(d)            The holders of shares of the Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefore and shall share equally on a per share basis in such dividends and distributions. The holders’ shares of the Class B Common Stock shall be entitled to receive such dividends or other distributions (payable in cash, property or capital stock of the Corporation) as provided in the Sponsor Support Agreement.

(e)            In addition to any vote as may be required of the holders of shares of Class A Common Stock, during the period prior to the date that is eighteen (18) months from the date hereof, the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required in order for the Corporation to voluntarily liquidate, dissolve or wind up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

ARTICLE V

BOARD OF DIRECTORS

5.1           Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors (the “Board”). In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Certificate of Incorporation.

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5.2	Number, Election and Term.

(a)            The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)            A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

5.3            Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office or by the holders of a majority of the outstanding shares of Class A Common Stock and any director so chosen shall hold office until the next annual meeting of stockholders, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

5.4            Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the shares of Class A Common Stock.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, the affirmative vote of the holders of at least a majority of the shares of Class A Common Stock shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

7.1            Meetings. Subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, or by the holders of a majority of the outstanding shares of Class A Common Stock.

7.2            Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a written consent of the stockholders holding a sufficient number of shares as would be required to take such action.

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ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

8.1            Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

8.2            Indemnification and Advancement of Expenses. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(a)            The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(b)            Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(c)            This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any officers or directors of the Corporation, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation which affects the rights, preferences and privileges of the holders of shares of Class B Common Stock shall require the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

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